                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY






                       AGREEMENT AND PLAN OF ORGANIZATION

                                  by and among

                                 CLARANT, INC.,

                            RSI I ACQUISITION CORP.,

                                RSI GROUP, INC.,

                      RESOURCE SOLUTIONS INTERNATIONAL, LLC

                                       and

                                CHARLES HARRISON,

                                  CAROLYN BROWN

                                       and

                                 BRUCE D. GRANT






                               Dated: June 1, 1999

                                TABLE OF CONTENTS



1.       THE MERGER...............................................................................................2
         1.1      DELIVERY AND FILING OF ARTICLES OF MERGER.......................................................2
         1.2      EFFECTIVE TIME..................................................................................2
         1.3      CERTIFICATE OF INCORPORATION, BYLAWS AND BOARD OF DIRECTORS OF SURVIVING
                  CORPORATION.....................................................................................2
         1.4      EFFECT OF MERGER................................................................................3

2.       CONVERSION OF STOCK, CONVERTIBLE SECURITIES AND OPTIONS..................................................4
         2.1      MANNER OF CONVERSION............................................................................4

3.       DELIVERY OF MERGER CONSIDERATION.........................................................................5
         3.1      TENDER OF CONSIDERATION.........................................................................5
         3.2      TENDER OF COMPANY STOCK.........................................................................5
         3.3      EARNOUT.........................................................................................5

4.       PRECLOSING AND CLOSING...................................................................................6
         4.1      PRECLOSING......................................................................................6
         4.2      CLOSING.........................................................................................6

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         STOCKHOLDERS.............................................................................................6
         5.1      DUE ORGANIZATION................................................................................7
         5.2      AUTHORIZATION...................................................................................7
         5.3      CAPITAL STOCK OF THE COMPANY AND THE SUBSIDIARY.................................................8
         5.4      AUTHORITY; NO CONFLICT..........................................................................8
         5.5      TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. ........................................9
         5.6      [Reserved]......................................................................................9
         5.7      SUBSIDIARIES....................................................................................9
         5.8      PREDECESSOR STATUS; ETC.........................................................................9
         5.9      SPINOFF BY THE COMPANY..........................................................................9
         5.10     FINANCIAL STATEMENTS...........................................................................10
         5.11     LIABILITIES AND OBLIGATIONS....................................................................10
         5.12     ACCOUNTS AND NOTES RECEIVABLE..................................................................10
         5.13     PATENTS AND OTHER INTELLECTUAL PROPERTY........................................................11
         5.14     TRADEMARKS.....................................................................................11
         5.15     LITIGATION AND LEGAL PROCEEDINGS...............................................................12
         5.16     COMPLIANCE WITH APPLICABLE LAWS; PERMITS.......................................................13
         5.17     EMPLOYEE BENEFITS..............................................................................14
         5.18     INSURANCE POLICIES.............................................................................18


                                       i






         5.19     ENVIRONMENT....................................................................................20
         5.20     LABOR AND EMPLOYMENT MATTERS...................................................................21
         5.21     PERSONAL PROPERTY..............................................................................22
         5.22     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS......................................22
         5.23     REAL PROPERTY..................................................................................24
         5.24     TAXES..........................................................................................27
         5.25     BUSINESS CONDUCT...............................................................................30
         5.26     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY...........................................................32
         5.28     RELATIONS WITH GOVERNMENTS.....................................................................32
         5.29     DISCLOSURE.....................................................................................32
         5.31     AFFILIATE TRANSACTIONS.........................................................................34
         5.32     MISREPRESENTATION..............................................................................34
         5.33     BROKERS........................................................................................34
         5.34     AUTHORITY; OWNERSHIP...........................................................................35
         5.35     PREEMPTIVE RIGHTS..............................................................................35
         5.36     NO INTENTION TO DISPOSE OF CLARANT STOCK.......................................................35
         5.37     TENDER.........................................................................................35
         5.38     INVESTOR QUESTIONNAIRES........................................................................35

6.       REPRESENTATIONS OF CLARANT AND NEWCO....................................................................35
         6.1      DUE ORGANIZATION...............................................................................35
         6.2      AUTHORIZATION..................................................................................36
         6.3      TRANSACTION NOT A BREACH.......................................................................36
         6.4      MISREPRESENTATION..............................................................................36
         6.5      CAPITAL STOCK..................................................................................36
         6.6      SUBSIDIARIES...................................................................................37
         6.7      LIABILITIES AND OBLIGATIONS....................................................................37
         6.8      CONFORMITY WITH LAW; LITIGATION................................................................37
         6.9      VALIDITY OF OBLIGATIONS........................................................................37
         6.10     CLARANT COMMON STOCK...........................................................................37
         6.11     NO SIDE AGREEMENTS.............................................................................38
         6.12     BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS...................................................38
         6.13     NO VIOLATIONS..................................................................................38
         6.14     ABSENCE OF CHARGES.............................................................................38
         6.15     TAXES..........................................................................................39

7.       COVENANTS PRIOR TO CLOSING..............................................................................40
         7.1      ACCESS AND COOPERATION; DUE DILIGENCE..........................................................40
         7.2      CONDUCT OF BUSINESS PENDING CLOSING............................................................40
         7.3      PROHIBITED ACTIVITIES..........................................................................41
         7.4      NO SHOP........................................................................................43
         7.5      NOTICE TO BARGAINING AGENTS....................................................................43



                                       ii



         7.6      AGREEMENTS.....................................................................................43
         7.7      NOTIFICATION OF CERTAIN MATTERS................................................................44
         7.8      COOPERATION IN PREPARATION OF REGISTRATION STATEMENT...........................................44
         7.9      FINAL FINANCIAL STATEMENTS.....................................................................45
         7.10     FURTHER ASSURANCES.............................................................................45
         7.11     AMENDMENT OF SCHEDULES.........................................................................45
         7.12     THIRD PARTY APPROVALS..........................................................................46
         7.13     HSR FILING.....................................................................................46
         7.14     AUTHORIZED CAPITAL STOCK.......................................................................47

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND
         THE COMPANY.............................................................................................47
         8.1      REPRESENTATIONS AND WARRANTIES.................................................................47
         8.2      PERFORMANCE OF OBLIGATIONS.....................................................................47
         8.3      NO LITIGATION..................................................................................47
         8.4      OPINION OF COUNSEL.............................................................................47
         8.5      REGISTRATION STATEMENT.........................................................................48
         8.6      CONSENTS AND APPROVALS.........................................................................48
         8.7      GOOD STANDING CERTIFICATES.....................................................................48
         8.8      SECRETARY'S CERTIFICATE........................................................................48
         8.9      HSR ACT........................................................................................48
         8.10     CLOSING OF THE IPO.............................................................................48
         8.11     EMPLOYMENT AGREEMENTS..........................................................................48
         8.12     LISTING........................................................................................49
         8.13     TAX OPINION....................................................................................49

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CLARANT AND NEWCO................................................49
         9.1      REPRESENTATIONS AND WARRANTIES.................................................................49
         9.2      PERFORMANCE OF OBLIGATIONS.....................................................................49
         9.3      NO LITIGATION..................................................................................50
         9.4      COMPANY AND STOCKHOLDER REPRESENTATIONS........................................................50
         9.5      NO MATERIAL ADVERSE EFFECT.....................................................................50
         9.6      TERMINATION OF RELATED PARTY AGREEMENTS........................................................50
         9.7      OPINION OF COUNSEL.............................................................................50
         9.8      CONSENTS AND APPROVALS.........................................................................50
         9.9      GOOD STANDING CERTIFICATES.....................................................................50
         9.10     REGISTRATION STATEMENT.........................................................................51
         9.11     EMPLOYMENT AGREEMENTS..........................................................................51
         9.12     CLOSING OF IPO.................................................................................51
         9.13     FIRPTA CERTIFICATE.............................................................................51
         9.14     [Reserved].....................................................................................51
         9.15     SATISFACTION...................................................................................51



                                       iii



         9.16     HSR ACT........................................................................................51
         9.17     INVESTOR QUESTIONNAIRE.........................................................................51
         9.18     THE STOCKHOLDERS' RELEASE......................................................................51

10.      COVENANTS OF CLARANT AND THE STOCKHOLDERS AFTER CLOSING.................................................51
         10.1     PRESERVATION OF TAX AND ACCOUNTING TREATMENT...................................................51
         10.2     TAX MATTERS....................................................................................52
         10.3     DIRECTORS AND OFFICERS.........................................................................53
         10.4     DIRECTORS' AND OFFICERS' INSURANCE.............................................................53
         10.5     LOAN GUARANTIES................................................................................53

11.      INDEMNIFICATION.........................................................................................53
         11.1     INDEMNIFICATION BY STOCKHOLDERS................................................................53
         11.2     INDEMNIFICATION BY CLARANT.....................................................................54
         11.3     INDEMNIFICATION PROCEDURE THIRD PARTY CLAIMS...................................................55
         11.4     TAX CONTESTS...................................................................................57
         11.5     INDEMNIFICATION PROCEDURE  OTHER CLAIMS........................................................58
         11.6     FAILURE TO GIVE TIMELY NOTICE..................................................................58
         11.7     REDUCTION OF LOSS..............................................................................58
         11.8     SUBROGATION....................................................................................58
         11.9     ARBITRATION....................................................................................58
         11.10    EXCLUSIVE REMEDY...............................................................................59
         11.11    LIMITATION AND EXPIRATION. ....................................................................59
         11.12    SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. .........................................61

12.      TERMINATION OF AGREEMENT................................................................................61
         12.1     TERMINATION....................................................................................61
         12.2     LIABILITIES IN EVENT OF TERMINATION............................................................61

13.      NONCOMPETITION..........................................................................................61
         13.1     PROHIBITED ACTIVITIES..........................................................................61
         13.2     DAMAGES........................................................................................62
         13.3     REASONABLE RESTRAINT...........................................................................63
         13.4     SEVERABILITY; REFORMATION......................................................................63
         13.5     INDEPENDENT COVENANT...........................................................................63
         13.6     MATERIALITY....................................................................................63

 14.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................64
         14.1     STOCKHOLDERS...................................................................................64
         14.2     CLARANT AND NEWCO..............................................................................64
         14.3     DAMAGES........................................................................................65
         14.4     SURVIVAL.......................................................................................65



                                       iv



15.      TRANSFER RESTRICTIONS...................................................................................65
         15.1     TRANSFER RESTRICTIONS..........................................................................65

16.      FEDERAL SECURITIES ACT REPRESENTATIONS..................................................................66
         16.1     NONREGISTRATION OF CLARANT COMMON STOCK........................................................66
         16.2     COMPLIANCE WITH LAW............................................................................66
         16.3     ECONOMIC RISK; SOPHISTICATION..................................................................67


17.      REGISTRATION RIGHTS.....................................................................................67
         17.1     PIGGYBACK REGISTRATION RIGHTS..................................................................67
         17.2     REGISTRATION PROCEDURES........................................................................68
         17.3     UNDERWRITING AGREEMENT.........................................................................68
         17.4     AVAILABILITY OF RULE 144.......................................................................68
         17.5     MARKET STANDOFF................................................................................68

18.               DEFINITIONS....................................................................................69

19.      GENERAL.................................................................................................77
         19.1     COOPERATION....................................................................................77
         19.2     SUCCESSORS AND ASSIGNS.........................................................................77
         19.3     ENTIRE AGREEMENT...............................................................................77
         19.4     COUNTERPARTS...................................................................................78
         19.5     EXPENSES.......................................................................................78
         19.6     NOTICES........................................................................................79
         19.7     GOVERNING LAW..................................................................................80
         19.8     EXERCISE OF RIGHTS AND REMEDIES................................................................80
         19.9     TIME...........................................................................................80
         19.10    REFORMATION AND SEVERABILITY...................................................................80
         19.11    STOCKHOLDERS' REPRESENTATIVE...................................................................80
         19.12    CAPTIONS.......................................................................................81
         19.13    SURVIVAL.......................................................................................81
         19.14    ACCOUNTING TERMS...............................................................................81

                       EXHIBITS AND SCHEDULES


EXHIBIT 1.1            Articles of Merger
EXHIBIT 1.3            Surviving Corporation Charter Documents
EXHIBIT 2.1(a)         Consideration
EXHIBIT 3.3            Contingent Consideration
EXHIBIT 5.2            Member and Manager Approvals
EXHIBIT 5.29(a)        Directors and Officers Questionnaire
EXHIBIT 5.29(b)        Investor Questionnaires
EXHIBIT 6.1            Clarant Charter Documents
EXHIBIT 8.11           Form of Employment Agreement
EXHIBIT 18             Knowledge
EXHIBIT 19.6           Stockholders' Addresses and Counsel/Wire Instructions


SCHEDULE 5.1           Charter Documents and Officers and Directors of the Company and
                       the Subsidiary
SCHEDULE 5.3           Capital Structure of the Company
SCHEDULE 5.4           Consents
SCHEDULE 5.8           Predecessor Status
SCHEDULE 5.10          Financial Statements
SCHEDULE 5.11          Liabilities and Obligations
SCHEDULE 5.12          Accounts Receivable
SCHEDULE 5.13          Intellectual Property
SCHEDULE 5.14          Trademarks
SCHEDULE 5.15          Litigation
SCHEDULE 5.16          Compliance with Laws/Permits
SCHEDULE 5.17          Company Plans
SCHEDULE 5.18          Insurance
SCHEDULE 5.19          Environmental
SCHEDULE 5.20          Employees
SCHEDULE 5.21          Personal Property
SCHEDULE 5.22          Material Contracts
SCHEDULE 5.23          Real Property
SCHEDULE 5.24(g)       List of  Tax Returns
SCHEDULE 5.24(q)       Tax Elections
SCHEDULE 5.24(w)       Qualified Subchapter S Subsidiaries
SCHEDULE 5.25          Business Conduct
SCHEDULE 5.26          Deposit Accounts/Powers of Attorney
SCHEDULE 5.27          Y2K
SCHEDULE 5.30          Warranties
SCHEDULE 5.31          Affiliate Transactions



                                       vi



SCHEDULE 6.5           Clarant Securities
SCHEDULE  6.7          Liabilities & Obligations
SCHEDULE 6.8           Conformity with Law
SCHEDULE 6.9           Litigation
SCHEDULE 6.12          Property
SCHEDULE 6.13          Consents
SCHEDULE 9.11          Employment Agreements
SCHEDULE 10.4          D&O Insurance
SCHEDULE 11.1(f)       Additional Indemnification Matters
SCHEDULE 18.1          Registration Statement

                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS AGREEMENT AND PLAN OF ORGANIZATION (this "Agreement") is made as of June 1, 1999, by and among CLARANT, INC., a Delaware corporation ("Clarant"), RSI I ACQUISITION CORP., a Texas corporation ("Newco"), RSI GROUP, INC., a Texas corporation (the "Company") RESOURCE SOLUTIONS INTERNATIONAL, LLC, a Texas limited liability company ("the Subsidiary"), and CHARLES HARRISON, CAROLYN BROWN, and BRUCE D. GRANT (each individually a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated on May 3, 1999, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of Clarant;

         WHEREAS, the Company provides is in the business of providing professional data processing services to businesses wishing to market through the Internet (the "Business");

         WHEREAS, the respective Boards of Directors of Newco and the Company and the members of the Subsidiary (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders and/or members that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Texas (the "Merger"), and in furtherance thereof have approved the Merger; and, as applicable, have recommended approval of the Merger to their constituent stockholders;

         WHEREAS, the Stockholders of the Company and the members of the Subsidiary have unanimously approved the Merger;

         WHEREAS, Bruce D. Grant, as the owner of twenty percent (20%) of the membership interests of the Subsidiary (the "Grant Interest"), and Clarant desire, simultaneously with the consummation of the Merger, to have Bruce D. Grant contribute all of the Grant Interest to Clarant in exchange for Clarant Common Stock and cash;

         WHEREAS, it is the intent of Clarant, Newco, the Company and each of the Stockholders that upon the completion of the Merger, the Company shall be the Surviving Corporation existing as a wholly owned subsidiary of Clarant;

         WHEREAS, the Subsidiary desires to join in this Agreement for the purposes of making certain representations, warranties and covenants to Clarant relating to the transactions contemplated by this Agreement;

         WHEREAS, Clarant plans to enter into other separate agreements substantially similar to this Agreement (the "Other Agreements") with Align Solutions Corp., Young & Rubicam, Inc., Free Range Media, Inc., Interactive8, Inc., Integrated Consulting, Inc., Multimedia Resources, LLC, and Potomac Partners Management Consulting, LLC (collectively, the "Other Founding Companies" and together with the Company, the "Founding Companies"), and their respective principal owners in order to acquire additional Internet consulting organizations.

         WHEREAS, this Agreement and the Other Agreements constitute the "Clarant Plan of Organization";

         WHEREAS, the Boards of Directors of Clarant and the Company and the members of the Subsidiary have approved and adopted the Clarant Plan of Organization as an integrated plan to transfer the capital stock as membership interests, as the case may be, of the Company and each of the Other Founding Companies to Clarant under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Stockholders and the Board of Directors of the Company and the stockholders and the boards of directors of each of Clarant and Newco have approved the Merger, this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger in substantially the form attached hereto as EXHIBIT 1.1 to be signed, verified and filed with the Secretary of State of the State of Texas and stamped receipt copies of each such filing to be delivered to Clarant on or before the Closing Date.

         1.2 EFFECTIVE TIME. At the Effective Time and subject to the terms and conditions of this Merger and the applicable provisions of the applicable laws governing mergers in the State of Texas (the "State Corporation Law"), Newco shall be merged with and into the Company in accordance with the Articles of Merger, the separate existence of Newco shall cease, and the Company shall be the surviving party in the Merger. At the Effective Time, the effect of the Merger otherwise shall be as provided in the applicable provisions of the State Corporation Law.

         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time:

                  (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as permitted under the laws of the State of Texas and shall read substantially in the form attached hereto as EXHIBIT 1.3;

                  (b) the By-laws of Newco then in effect shall be the By-laws of the Surviving Corporation until amended as provided by law;

                  (c) Guillermo G. Marmol, the Chief Executive Officer of Clarant ("Mr. Marmol") shall be the sole director of the Surviving Corporation until his successor is elected or appointed and qualified in accordance with the terms of the By-laws of the Surviving Corporation; and

                  (d) Mr. Marmol shall be the President and Chief Executive Officer of the Surviving Company. The President of the Company, or the Subsidiary, immediately prior to the Effective Time shall be a Vice President of the Surviving Company and the other officers of the Company, except for Mr. Harrison and Ms. Brown, immediately prior to the Effective Time shall continue as officers of the Surviving Corporation in the same capacity or capacities.

         1.4 EFFECT OF MERGER. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of each Constituent Corporation Company shall continue unaffected and unimpaired by the Merger, and the Surviving Corporation shall be fully vested therewith. At the Effective Time, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.       CONVERSION OF STOCK, CONVERTIBLE SECURITIES AND OPTIONS

         2.1 MANNER OF CONVERSION. For purposes of converting the issued and outstanding shares of capital stock of the Company ("Company Stock") under this Agreement, the Stockholders shall be divided into two classes: (A) the first class being Stockholders who qualify as "accredited investors" under Rule 501(a) of Regulation D promulgated under the 1933 Act ("Accredited Stockholders") and
(B) the second class being Stockholders who do not qualify as "accredited investors" under Rule 501(a) of Regulation D promulgated under the 1933 Act ("Non-accredited Stockholders"). Pursuant to the provisions of this Section 2.1, each of the Accredited Stockholders and Non-accredited Stockholders shall receive his or her pro rata share of the Merger Consideration distributed according to the terms of this Section 2.1.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each of the shares of capital stock or membership interests as the case may be, of the Constituent Corporations shall be automatically canceled, extinguished and converted or otherwise treated as follows:

                           (i) each share of issued and outstanding Company
Stock owned by an Accredited Stockholder immediately prior to the Effective Time shall be converted into the right to receive (A) that number of shares of Clarant Common Stock as set forth on EXHIBIT 2.1(a), and (B) the amount of cash as set forth on EXHIBIT 2.1(a);

                           (ii) each share of issued and outstanding Company
Stock owned by an Non-accredited Stockholder immediately prior to the Effective Time shall be converted into the right to receive the amount of cash as set forth on EXHIBIT 2.1(a);

                           (iii) each share Company Stock that is owned directly
or indirectly by the Company shall be canceled and retired and shall cease to exist and no stock of Clarant or other consideration shall be delivered in exchange therefor; and

                           (iv) each share of issued and outstanding Newco Stock
shall continue to be issued and outstanding and shall be converted automatically into one share of validly issued, fully paid and non-assessable common stock in the Surviving Corporation. Each stock certificate of Newco evidencing ownership of any such shares shall evidence ownership of the shares of capital stock of the Surviving Corporation converted pursuant to this Agreement.

                           (v) each issued and outstanding membership interest
of the Subsidiary shall continue to be issued and outstanding without change, except that Clarant shall become the owner of the Grant Interest.

                  (b) [Reserved]

                  (c) All Clarant Common Stock received by the Stockholders pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding Clarant Common Stock by reason of the provisions of the Certificate of Incorporation of Clarant or as otherwise provided by the Delaware General Corporation Law. All voting rights of Clarant Common Stock received by the Stockholders shall be fully exercisable by the Stockholders, and the Stockholders shall not be deprived nor restricted in exercising those rights after the Effective Time of the Merger.

                  (d) From and after the Effective Time, all shares of Company Stock, Convertible Securities and Options of the Company shall no longer be outstanding and shall cease to exist, and each certificate or agreement previously representing any such securities shall represent only the right to receive the consideration determined according to the formulas provided on
EXHIBIT 2.1(a).


3.       DELIVERY OF MERGER CONSIDERATION

         3.1 TENDER OF CONSIDERATION. At the Closing Clarant shall deliver to the Stockholders the consideration allocable pro rata to each Stockholder (the "Merger Consideration") as follows:

                  (a) upon the surrender by each of the Stockholders his or her certificates for shares of Company Stock (i) each of the Accredited Stockholders shall receive (A) the number of shares of Clarant Common Stock allocable to such Accredited Stockholder pursuant to EXHIBIT 2.1(a) and (B) the amount of cash allocable to such Accredited Stockholder pursuant to EXHIBIT 2.1(a); and (ii) each of the Non-accredited Stockholders shall receive the amount of cash allocable to such Non-accredited Stockholder pursuant to EXHIBIT 2.1(a);

                  (b) The cash portion of the Merger Consideration allocable to each Accredited Stockholder or Non-accredited Stockholder, as the case may be, shall be paid by wire transfer to the account listed on EXHIBIT 19.6.

         3.2 TENDER OF COMPANY STOCK. The Stockholders shall deliver in trust to Wilmer, Cutler & Pickering, counsel to Clarant, at the Pre-Closing the certificates representing Company Stock, duly endorsed in blank by each of the Stockholders, or accompanied by stock powers duly endorsed in blank, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

         3.3 EARN-OUT. In addition to the Merger Consideration and subject to the terms of this Section 3.3, Clarant shall deliver contingent consideration determined according to the formula stated in EXHIBIT 3.3 (the "Contingent Consideration") to each Stockholder on a pro rata basis. Each Accredited Stockholder as of the Closing Date shall be eligible to receive his or her pro rata share of Contingent Consideration in a combination of Clarant Common Stock and cash. Each Non-accredited Stockholder as of the Closing Date shall be eligible to receive his or her pro rata share of Contingent Consideration in cash as provided in EXHIBIT 3.3.

4.       PRE-CLOSING AND CLOSING

         4.1 PRE-CLOSING. At or prior to the Pre-Closing, the parties shall take all actions necessary to prepare to (a) effect the Merger (including, if permitted by applicable state law, the advance filing with the appropriate state authorities of the Certificate and Articles of Merger and/or Plan of Merger, as applicable (collectively, the "Merger Documents"), which shall become effective at the Effective Time) and (b) deliver the Clarant Common Stock and Company Stock, as the case may be, referred to in Article 3 hereof; provided, that such actions shall not include the actual completion of the Merger for purposes of this Agreement or the delivery of such stock and transmission of funds by wire referred to in Article 3 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. In the event that there is no Closing Date and this Agreement terminates, Clarant hereby covenants and agrees to do all things required by the State Corporation Law and all things which counsel for the Company advise Clarant are required by the State Corporation Law in order to rescind actions effected by the advance filing of the Merger Documents as described in this Section. The taking of the actions described in clauses (a) and (b) above (the "Pre-Closing") shall take place the day following the date that the Registration Statement shall be declared effective by the Securities and Exchange Commission (the "Pre-Closing Date") at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037.

         4.2 CLOSING. On the Closing Date: (a) the Merger Documents shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Closing Date, shall become effective and the Merger shall thereby be effected, (b) all transactions contemplated by this Agreement, including the delivery of Clarant Common Stock and Company Stock, as the case may be, the transmission of funds by wire in an amount equal to the cash portion of the consideration to be paid according to
EXHIBIT 2.1(a), and (c) all conditions to closing as set forth in Articles 8 and 9 of this Agreement shall have been satisfied. The date on which the actions described in this Section 4.2 occur shall be referred to as the "Closing Date." This Agreement shall terminate if the Closing Date has not occurred within fifteen (15) business days of the Pre-Closing Date. Time is of the essence. The "Effective Time" shall be the same date as the "Closing Date."

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

(A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

         The Company, the Subsidiary and each of the Stockholders jointly and severally represents and warrants to Clarant and Newco that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement, shall be true, accurate and complete at the Pre-Closing Date and the Closing Date, in each case as modified by any applicable Schedule amendments or supplements pursuant to Section 7.11, and each of the Stockholders further represents and warrants that, except as contemplated hereby or as affected by the transaction contemplated hereby, such representations and warranties shall survive the Closing Date as provided in Article 11:

         5.1 DUE ORGANIZATION. Each of the Company and the Subsidiary is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite power and authority to carry on its operations as they are now being conducted, to own or use the properties and assets it purports to own or use, and to perform all of its obligations under the Material Contracts. Each of the Company and the Subsidiary is duly qualified to conduct business and own its property and assets as a foreign entity in good standing under the laws of each state in which either the ownership or use of properties and assets owned or used by it, or the nature of the activities conducted by it, requires such qualification and where failure to do so would have a Material Adverse Effect. True and complete copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of the Company and the Subsidiary (the "Charter Documents") are all attached to SCHEDULE 5.1. Neither the Company nor the Subsidiary is in violation of any Charter Documents. The minute books and stock records of the Company, as heretofore made available to Clarant, are complete in all material respects and reflect all transactions of the Company. The most recent minutes of each of the Company and the Subsidiary, which are dated no earlier than ten (10) business days prior to the date hereof, affirm and ratify all prior acts of each of the Company and the Subsidiary and of its officers and directors on behalf of the Company and the Subsidiary in respect of the transactions contemplated hereby. SCHEDULE 5.1 contains a complete and accurate list of the directors and officers of the Company and the Subsidiary.

         5.2 AUTHORIZATION. The officers of each of the Company and the Subsidiary executing this Agreement are duly authorized to execute and deliver this Agreement and to perform the obligations hereunder. The execution and delivery of this Agreement by the Company and the Subsidiary and performance by the Company and the Subsidiary of their obligations under this Agreement and the consummation by the Company and the Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action in accordance with applicable law and the Charter Documents on the part of the Company, the Subsidiary the Stockholders of the Company and the members of the Subsidiary and copies of the respective approvals of the board of directors and the Stockholders of the Company and the members of the Subsidiary (certified by the Secretary of the Company to be true, accurate and complete) are attached hereto as EXHIBIT.5.2. This Agreement constitutes the valid and binding obligations of the Company and the Stockholders, enforceable against the Company, the Subsidiary and the Stockholders in accordance with its terms, subject to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and the application of equitable principles.

         5.3 CAPITAL STOCK OF THE COMPANY AND THE SUBSIDIARY. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock or membership interests, as the case may be, and securities convertible, exercisable or redeemable for capital stock or membership interests, as the case may be, (collectively, "Convertible Securities"), or rights, warrants, puts, calls or options relating to capital stock or membership interests, as the case may be, (collectively, "Options") of the Company and of the Subsidiary as of the date of this Agreement are as set forth on SCHEDULE 5.3 hereto. The Company and the Subsidiary have no issued and outstanding Convertible Securities or Options. All of the issued and outstanding shares of capital stock of the Company and membership interests of the Subsidiary are owned by the Persons listed on SCHEDULE 5.3 and in the amounts set forth thereon, and, except as set forth on SCHEDULE 5.3, are owned free and clear of all Encumbrances, and no other Person (other than Clarant) has any right to acquire any capital stock of the Company or membership interest in the Subsidiary. All of the issued and outstanding shares of capital stock of the Company and membership interests of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and were offered, issued, sold and delivered by the Company or the Subsidiary, as the case may be in compliance with all applicable state and Federal securities laws concerning the offering and sale or grant of securities, and a complete list of the Company's stockholders and the Subsidiary's members and their respective holdings of Company Stock and membership interests in the Subsidiary are set forth on SCHEDULE 5.3. Set forth on SCHEDULE 5.3 is a complete list of all the Subsidiary's and the Company's stockholders' agreements, buy-sell agreements, security subscription agreements, registration rights agreements, voting agreements, option plans and agreements and other similar agreements (collectively, "Securities Agreements"), and a copy of each such agreement is attached thereto. To the Knowledge of the Company, the Subsidiary and the Stockholders, there are no breaches or defaults by the Company, the Subsidiary or the Stockholders under any of the Company's or the Subsidiary's Securities Agreements.

         5.4 AUTHORITY; NO CONFLICT. Except to the extent consents or approvals are required from third parties or Governmental Authorities (the "Consents"), the execution, delivery or performance of this Agreement by the Company will not:

                  (a) violate or conflict with or result in a breach of any provision of any Law, permit, judgment, or other decision of any court or other tribunal or any Governmental Authority binding on the Company or any Subsidiary, or any of its respective Affiliates, or conflict with or result in the breach of any of the terms, conditions or provisions thereof;

                  (b) violate, conflict with or constitute a default under any of the Charter Documents of the Company or the Subsidiary or of any Material Contract;

                  (c) constitute an event that would permit any Person to terminate any Material Contract or accelerate the maturity of any material indebtedness or other material obligation;

                  (d) result in the creation or imposition of any Encumbrance upon the properties or assets of the Company or the Subsidiary; or

                  (e) require any authorization, consent, approval, exemption or other action by, or notice to any court or other tribunal or Governmental Authority (each a "Governmental Consent").

SCHEDULE 5.4 describes each third party and Governmental Authority Consent.

         5.5 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except as set forth on SCHEDULE 5.3, (a) no Option, Convertible Security, or commitment of any kind exists which obligates the Company or the Subsidiary to issue any of its authorized but unissued capital stock or its treasury stock; and (b) neither the Company nor the Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Company Stock, Convertible Securities or Options, the membership interests or any interests therein or to pay any dividend or make any distribution in respect thereof.

         5.6      [Reserved]

         5.7 SUBSIDIARIES. The sole subsidiary of the company is the Subsidiary. Neither the Company nor the Subsidiary presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity (other than the Subsidiary) nor is the Company or the Subsidiary, directly or indirectly, a participant in any joint venture, partnership, limited liability company or other non-corporate entity. The Subsidiary has no subsidiaries.

         5.8 PREDECESSOR STATUS; ETC. Set forth on SCHEDULE 5.8 is a list of all names of all predecessor companies of the Company and the Subsidiary, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from which the Company previously acquired material assets. Except as disclosed on SCHEDULE 5.8, the Company has not been a subsidiary or division of another company or a part of an acquisition that was later rescinded.

         5.9 SPIN-OFF BY THE COMPANY. There has not been any sale, spin-off, or split-up of material properties or assets of either the Company, the Subsidiary or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company ("Affiliates") since January 1, 1997.

         5.10 FINANCIAL STATEMENTS.

                  (a) Except as set forth on SCHEDULE 5.10, the Company and the Subsidiary have delivered to Clarant (as SCHEDULE 5.10) copies of the following financial statements (the "Financial Statements"): audited consolidated Balance Sheets, income statements, statements of stockholders' equity and statements of cash flows at and for the fiscal years ended December 31, 1996, 1997 and 1998 and unaudited consolidated Balance Sheets, income statements, statements of stockholders' equity and statements of cash flows at and for the interim periods ended March 31, 1999.

                  (b) Each of the Financial Statements fairly presents the Company's consolidated financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, consistently applied among the periods which are the subject of the Financial Statements, except unaudited interim financial statements which were or are subject to normal and recurring year-end adjustments which were not and are not expected to be material in amount or to require the addition of required footnotes thereto.

         5.11 LIABILITIES AND OBLIGATIONS. The Company and the Subsidiary have delivered to Clarant an accurate list (which is set forth on SCHEDULE 5.11) as of the Balance Sheet Date of (a) all liabilities of the Company in excess of $10,000 which are not reflected on the Balance Sheet at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date, (b) all loan agreements, notes and other material debt obligations (whether secured or unsecured), indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the Company or the Subsidiary is a party. Except as set forth on SCHEDULE 5.11, since the Balance Sheet Date, neither the Company nor the Subsidiary has incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the Ordinary Course of Business that will not have a Material Adverse Effect.

         5.12 ACCOUNTS AND NOTES RECEIVABLE. The Company and the Subsidiary have delivered to Clarant an accurate list (which is set forth on SCHEDULE 5.12) of the accounts and notes receivable of the Company and the Subsidiary as of the Balance Sheet Date, including any such amounts which are not reflected on the Balance Sheet at the Balance Sheet Date, and including receivables from and advances to employees and the Stockholders. Within ten (10) days prior to Closing, the Company and the Subsidiary shall provide Clarant (a) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and (b) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on SCHEDULE 5.12 or as disclosed by the

Company to Clarant in a writing accompanying the A/R Aging Reports, as the case may be, the Company, the Subsidiary and the Stockholders have no reason to believe that any such account, note or other receivable is not or shall not be, collectible in the amounts shown on SCHEDULE 5.12 (in the case of the accounts and notes receivable set forth on SCHEDULE 5.12, net of reserves reflected in the balance sheet at the Balance Sheet Date) and as of the date of the A/R Aging Reports, respectively.

         5.13 PATENTS AND OTHER INTELLECTUAL PROPERTY.

                  (a) The Company owns or licenses all Intellectual Property necessary and desirable for the Company to conduct its business in the manner presently conducted, and all material Intellectual Property (other than Trademarks) owned or used by the Company and/or the Subsidiary or in which or to which it has any rights, licenses or immunities are described and set forth with reasonable particularity in SCHEDULE 5.13 along with material information as to the ownership thereof or licenses, rights or immunities therein and registrations thereof;

                  (b) Except as disclosed in SCHEDULE 5.13:

                           (i) to the Knowledge of the Stockholders, the
Subsidiary and the Company, the Company and the Subsidiaries have the right and authority to use all Intellectual Property as is necessary to enable it to conduct and to continue to conduct all phases of its business in the manner presently conducted and the Company and the Subsidiary has never infringed on, misappropriated, or otherwise conflicted with, is not now infringing on, misappropriating or otherwise conflicting with, and will not conflict with, infringe on or misappropriate any patent or other intellectual property right belonging to any Person;

                           (ii) neither the Company nor the Subsidiary is a
party to any license agreement or arrangement, whether as licensee, licensor or otherwise, with respect to any Intellectual Property not set forth in SCHEDULE 5.13;

                           (iii) [Reserved]

                           (iv) none of the Stockholders, or any of their
Affiliates, owns any of the Intellectual Property used by the Company or the Subsidiary; and

                           (v) to the Knowledge of the Stockholders, the Company
and the Subsidiary, there is no unauthorized use, infringement or misappropriation by any third party of any Intellectual Property owned by the Company or the Subsidiary.

         5.14 TRADEMARKS. Except as disclosed in SCHEDULE 5.14:

                  (a) all trademarks, service marks, trade dress, and trade names (including computer software and data) ("Trademarks") used by the Company and/or the Subsidiary in the conduct of the Business are described and set forth with reasonable particularity in SCHEDULE 5.14, along with material information as to the ownership thereof;

                  (b) all such Trademarks are owned by the Company and/or the Subsidiary, except for such as are licensed under licenses referred to in
SCHEDULE 5.14;

                  (c) all such Trademarks are valid and in good standing, free and clear of any Encumbrances other than in the Ordinary Course of Business and, to the Knowledge of the Company, the Subsidiary and the Stockholders, are not being overtly challenged in any way;

                  (d) to the Knowledge of the Company, the Subsidiary and the Stockholders, neither the Company nor the Subsidiary has infringed on is now infringing on any Trademark of or belonging to another Person; and

                  (e) to the Knowledge of the Stockholders, the Subsidiary and the Company, there is no claim pending or Threatened against the Company or the Subsidiary with respect to alleged infringement of any Trademark owned by any Person nor does the operation or any aspect to its business in the manner in which it has heretofore been operated or is presently operated give rise to any such infringement.

         5.15 LITIGATION AND LEGAL PROCEEDINGS.

                  (a) Except as set forth in SCHEDULE 5.15:

                           (i) there is no suit, private proceeding, action,
liability or claim (collectively, "Actions") pending or, to the Company's, the Subsidiary's or the Stockholders' Knowledge, Threatened, against the Company, the Subsidiary or any Company Plan or any fiduciary of any such Company Plan or to which the Company or the Subsidiary is otherwise a party or which may have a Material Adverse Effect on the Company.

                           (ii) to the Knowledge of the Stockholders and the
Company, the Company and the Subsidiary have given all required notice of such Actions to the appropriate insurance carrier(s) and/or all such Actions have in the judgment of the Company's Chief Financial Officer, been fully reserved for on the Financial Statements. SCHEDULE 5.15 lists the insurer for each Action covered by insurance or designates each Action, or portion of each Action, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Action and the applicable policy deductibles for each insured Action;

                           (iii) no litigation matter (other than workers
compensation claims) to which the Company or the Subsidiary was a party was resolved, settled or closed during the three years preceding the date of this Agreement;

                           (iv) there is no pending Proceeding that has been
commenced by or against the Company or the Subsidiary that relates to or may materially affect the Business, and, to the Knowledge of the Stockholders, the Subsidiary and the Company, no such Proceeding has been Threatened; and

                           (v) neither the Company nor the Subsidiary is subject
to any judgment, Order, or decree of any court or Governmental Authority and, to the Knowledge of the Company, the Subsidiary and the Stockholders, none is Threatened. Except as disclosed in SCHEDULE 5.15, neither the Company or the Subsidiary is engaged in any legal action to recover money due it or for damages sustained by it.

                  (b) Matters disclosed in SCHEDULE 5.15 shall include the following information, where applicable:

                           (i) a summary description of the Action together with
the following:

                                    (1) a list all relevant documentation;

                                    (2) if known, amounts claimed and any other
                                        action or relief sought; and

                                    (3) name of claimant and, if known, all
                                        other parties to the Action.

                           (ii) the name of each court or agency before which
such Action is pending; and

                           (iii) the date such Action was instituted.

         5.16 COMPLIANCE WITH APPLICABLE LAWS; PERMITS.

                  (a) Except as set forth on SCHEDULE 5.16, the Company and the Subsidiary have complied in all material respects with all laws, rules, regulations, writs, injunctions, decrees, and Orders applicable to it or to the operation of the Business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than those not having a Material Adverse Effect.

                  (b) The Company and the Subsidiary hold all licenses, permits and other governmental authorizations (the "Permits") the absence of any of which could have a Material Adverse Effect, and the Company has delivered to Clarant an accurate list and summary description (which is set forth on SCHEDULE 5.16) of all such Permits. To the Knowledge of the Company, the Subsidiary and the Stockholders, the Permits listed on SCHEDULES 5.16 are valid, and neither the Company nor the Subsidiary has received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. The Company and the Subsidiary have conducted and are conducting their Business in compliance with the requirements, standards, criteria and conditions set forth in the Permits listed on SCHEDULE 5.16 and are not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in SCHEDULE 5.16, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company and the Subsidiary by, any of the Permits listed on
SCHEDULE 5.16.

         5.17 EMPLOYEE BENEFITS.

                  (a) As used in this Section 5.17, the following terms have the meanings set forth below:

                  "COBRA" means Sections 601-608 of ERISA and Section 4980(B)(8) of the Code.

                  "Company Other Benefit Obligation" means an Other Benefit Obligation the Company sponsors or maintains or with respect to which the Company has or may have liability, in each case with respect to any present or former employees or directors of the Company.

                  "Company Plan" means all Plans of which the Company is a Plan Sponsor, or to which the Company otherwise contributes, or in which the Company's employees have participated, or for which the Company has or may have any liability (including with respect to previously terminated Plans).

                  "Company VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

                  "ERISA Affiliate" means, with respect to the Company, any other trade or business, whether or not incorporated, that, together with the Company, would be treated as a single employer under Section 414 of the Code or ERISA Section 4001.

                  "Multiemployer Plan" has the meaning given in ERISA
Section 3(37)(A).

                  "Other Benefit Obligations" means all obligations or arrangements to provide benefits to present or former employees or directors (other than obligations or arrangements that are Plans). Other Benefit Obligations include (unless they are Plans) employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, sabbaticals, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion of the assets of any business or portion thereof, in each case with respect to any present or former employees or directors and excluding any arrangements that, in the aggregate, do not reflect liability of the Company for more than $25,000.

                  "Pension Plan" has the meaning given in ERISA Section
3(2)(A).

                  "Plan" has the meaning given in ERISA Section 3(3), including plans exempted by ERISA Section 4(b)(5) or excluded from coverage under ERISA by 29 CFR Section 2510.3-3(b) as a plan covering only partners, members, or sole properties.

                  "Plan Sponsor" has the meaning given in ERISA Section
3(16)(B).

                  "Qualified Plan" means any Company Plan that is intended to meet the requirements of Section 401(a) of the Code.

                  The "Service" means the Internal Revenue Service.

                  "VEBA" means a voluntary employees' beneficiary association under Section 501(c)(9) of the Code.

                  (b) (i) There are no Company VEBAs; and

                      (ii) neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to or has any actual or potential liability with respect to any now or formerly existing (1) Multiemployer Plan or (2) Pension Plan subject to Title IV of ERISA or Section 412 of the Code.

                  (c) (i) SCHEDULE 5.17 contains a complete and accurate list of all material Company Plans and material Company Other Benefit Obligations; and

                      (ii) SCHEDULE 5.17 contains a complete and accurate list of all ERISA Affiliates.

                  (d) Stockholders have provided to Clarant all of the following documents relating to Company Plans and Company Other Benefit
         Obligations:

                           (i) all the documents, if any, that set forth the
terms of each Company Plan and Company Other Benefit Obligation and of any related trust, including (1) the most recent summary plan descriptions of Company Plans for which the Company is required to distribute summary plan descriptions, (2) the most recent, if any, summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a summary plan description is not required (and all forms of COBRA notices), and (3) amendments, if any, to each of the foregoing;

                           (ii) all personnel and employment manuals and
policies;

                           (iii) a written description of any Company Plan or
Company Other Benefit Obligation that is not otherwise in writing and that is listed on SCHEDULE 5.17;

                           (iv) the Form 5500 or 5500 C/R, if any, filed in each
of the most recent two plan years (or three, if the most recent two 5500C/Rs do not include a 5500C) with respect to each Company Plan, including all schedules thereto;

                           (v) all material notices that were given, with
respect to a Company Plan or Other Company Benefit Obligation, by the Service, Department of Labor, or other governmental agency to the Company or any Company Plan within the two years preceding the date of this Agreement (and any earlier material notices relating to matters not resolved as of the date of this Agreement); and

                           (vi) with respect to Qualified Plans, (I) the most
recent determination regarding qualification and, if different, the most recent determination letter that covered the qualification of the entire plan, or (II) if applicable, the most recent opinion letter issued by the Service with respect to such Qualified Plan.

                  (e) With respect to Plans and Other Benefit Obligations:

                           (i) the Company has performed all of its material
obligations under all Company Plans and Company Other Benefit Obligations;

                           (ii) the Company, with respect to all Company Plans
and Company Other Benefit Obligations is, and each Company Plan and Company Other Benefit Obligation is, in material compliance with ERISA, the Code, federal and state securities laws and other applicable Laws and with the terms of each Company Plan and Company Other Benefit Obligation;

                           (iii) no transaction prohibited by ERISA Section
406 and no "prohibited transaction" under Section 4975(c) of the Code have occurred with respect to any Company Plan that could give rise to liability against the Company in excess of $25,000;

                           (iv) the Company has no liability to the Service with
respect to any Plan that would have a Material Adverse Effect;

                           (v) the Company has no liability with respect to any
Plan under ERISA Section 502(i) that would have a Material Adverse Effect;

                           (vi) a determination letter, or, if applicable, an
opinion letter, has been issued by the Service with respect to each Qualified Plan;

                           (vii) since December 31, 1998, there has been no
establishment or amendment of any Company Plan or Company Other Benefit Obligation that would increase the liability of the Company by more than $25,000;

                           (viii) other than routine claims for benefits
submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Stockholders' or the Company's Knowledge, is Threatened. No Company Plans or Company Other Benefit Obligations are, to the Company's Knowledge, presently under audit or examination (nor has notice been received of a potential audit or examination) by the Service, the Department of Labor, or any other governmental agency, and no matters are pending with respect to any Company Plan under the Service's Employee Plans Compliance Resolutions System or any successor or predecessor program;

                           (ix) no Company Plan or Company Other Benefit
Obligation provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service other than (1) coverage mandated by applicable law, (2) death benefits or retirement benefits under any Company Plan that is a Pension Plan, (3) deferred compensation benefits in the form of cash, (4) benefits, the full cost of which is borne by the current or former employee (or his beneficiary), or (5) insured disability benefits;

                           (x) no Company Plan or Company Other Benefit
Obligation contains any provision that would prohibit the transactions contemplated by this Agreement or that would give rise to any acceleration or vesting of benefits, severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement; and the Company has not declared or paid any bonus or incentive compensation in contemplation of the transactions contemplated by this Agreement;

                           (xi) all group health plans of the Company and its
ERISA Affiliates have been operated in material compliance with the requirements of COBRA and Section 5000 of the Code and the Health Insurance Portability and Accountability Act.

                           (xii) the only Qualified Plans are the Qualified
Plans identified on SCHEDULE 5.17. The Company has never maintained or contributed to other Qualified Plans. No Company Plan contains any security issued by the Company or any ERISA Affiliate; each Qualified Plan of the Company is and has always been in substantial compliance with Section 401(a) of the Code;

                           (xiii) the Company has paid all amounts it is
required to pay as contributions to the Company Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Other Benefit Obligation will have been paid, accrued, or otherwise adequately reserved to the extent required by GAAP as of the date of this Agreement;

                           (xiv) no payment that is owed or may become due to
any director, officer, or employee of the Company will be non-deductible to the Company or subject to tax under Section 280G or Section 4999 of the Code; nor will the Company be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise or income tax on a payment to such Person.

         5.18 INSURANCE POLICIES.

                  (a) The Company and the Subsidiary have made available to
Clarant:

                           (i) true and complete copies of all policies of
insurance to which the Company or the Subsidiary is a party or any officer or director of the Company or the Subsidiary is or has been covered at the expense of the Company or the Subsidiary;

                           (ii) true, accurate and complete copies of all
pending applications by the Company or the Subsidiary for policies of insurance; and

                           (iii) any written statement by the auditor of the
Company's Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) SCHEDULE 5.18 describes:

                           (i) any self-insurance arrangement by or affecting
the Company and the Subsidiary, including any reserves established thereunder;

                           (ii) any workers' compensation schemes applicable to
the Company or the Subsidiary;

                           (iii) any contract or arrangement, other than a
policy of insurance, for the transfer or sharing of any risk by the Company and the Subsidiary; and

                           (iv) all obligations of the Company and the
Subsidiary to third parties with respect to insurance (including such obligations under leases and service agreements).

                  (c) SCHEDULE 5.18 sets forth, by year, for the current policy year and each of the preceding two policy years:

                           (i) a summary of the loss experience under each
policy;

                           (ii) a statement describing each claim under an
insurance policy for an amount in excess of $50,000, which sets forth:

                                    (A) the name of the claimant;

                                    (B) a description of the policy by insurer,
type of insurance, and period of coverage; and

                                    (C) the amount and a brief description of
the claim; and

                           (iii) a statement describing the loss experience for
all claims that were self- insured, including the number and aggregate cost of such claims.

                  (d)      Except as set forth in SCHEDULE 5.18:

                           (i) all insurance policies to which the Company or
the Subsidiary is a party or that provide coverage to Stockholders, or any director or officer of the Company or the Subsidiary:

                                    (A) are valid, outstanding, and enforceable;

                                    (B)  are issued by an insurer that the
Company and the Subsidiary believe is financially sound and reputable;

                                    (C) taken together, in the Company's belief,
provide adequate insurance for the properties, assets and the Business of the Company and the Subsidiary for all risks normally insured against by a Person carrying on the same or similar business or businesses as the Company;

                                    (D) comply with the insurance requirements
of all Laws and Contracts to which the Company and/or the Subsidiary is a party or by which it is bound; and

                                    (E) do not provide for any retrospective
premium adjustment or other experience-based liability on the part of the Company and/or the Subsidiary;

                           (ii) neither the Company nor the Subsidiary has
received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

                           (iii) each of the Company and the Subsidiary has paid
all premiums due and has otherwise performed all of its obligations under each policy to which the Company or the Subsidiary is a party or that provides coverage to the Company, the Subsidiary, or director or member thereof; and

                           (iv) except as set forth in SCHEDULE 5.18 the Company
and the Subsidiary have given notice to the insurer of all claims that may be insured thereby.

         5.19 ENVIRONMENT.

                  (a) Except as set forth in SCHEDULE 5.19:

                           (i) the Company and the Subsidiary, and at all times
have been, in material compliance with, and has not been, and is not, in material violation of, or materially liable under, any Environmental Law; and

                           (ii) with respect to Permits required by, and all
notices or applications required by, the Environmental Laws, the Company and the Subsidiary possess all such Permits and has filed all such notices and applications the absence of which would have a Material Adverse Effect on the Company or the Subsidiary.

                  (b) Except as disclosed in SCHEDULE 5.19:

                           (i)  neither the Company nor the Subsidiary has been
subject to, or received any, notice of any Action or intended Action relating to the presence or alleged presence of Hazardous Materials in, under, or upon any real estate currently or formerly owned, leased or used by (A) the Company or the Subsidiary, or (B) any other Person with respect to Hazardous Materials disposed of by or on behalf of the Company;

                           (ii) the Company, the Subsidiary and Stockholders
have no Knowledge of any basis for any such notice or Action; and

                           (iii) there are no pending or, to the Knowledge of
the Stockholders, the Subsidiary and the Company, Threatened, Actions or proceedings (or notice of potential actions or proceedings) from any Governmental Authority or any other entity against or applicable to the Company or the Subsidiary regarding any matter relating to health or protection of the Environment.

                  (c) There are, and have been, no past or present events, conditions, circumstances, activities, practices, incidents, or actions that could reasonably be expected to interfere with or prevent the Company's or the Subsidiary's continued compliance with any Environmental Law, give rise to any legal obligation or liability, or otherwise form the basis of any Action, hearing or investigation against or involving the Company or the Subsidiary or any real estate presently or previously owned or used by the Company or the Subsidiary under any of the Environmental Law or related common law theories, except as identified in SCHEDULE 5.19.

                  (d) To the Knowledge of the Stockholders, the Subsidiary and the Company, SCHEDULE 5.19 sets forth the name and principal place of business of every off-site waste disposal organization, and each of the haulers, transporters or cartage organizations engaged now or in the preceding three years by the Business to dispose of Hazardous Materials to any off-site waste disposal location on behalf of the Company or the Subsidiary.

         5.20 LABOR AND EMPLOYMENT MATTERS.

         With respect to employees of and service providers to the Company and the Subsidiary:

                  (a) [Reserved]

                  (b) the Company and the Subsidiary are complying and has complied in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the Company's Knowledge, Threatened with respect to such laws, either by private individuals or by Governmental Authority;

                  (c) neither the Company nor the Subsidiary has not and is not engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or the Subsidiary pending or, to the Company's Knowledge, Threatened, before the National Labor Relations Board or any other comparable authority;

                  (d) no labor union represents or has ever represented the Company's or the Subsidiary's employees and no collective bargaining agreement is or had been binding against the Company. Neither the Company nor the Subsidiary is not currently negotiating to enter into such agreements. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefor exist or have, to the Company's Knowledge, been Threatened;

                  (e) no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or Threatened against or directly affecting the Company or the Subsidiary;

                  (f) all Persons who are or were performing services for the Company or the Subsidiary and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the Company and the Subsidiary has fully and accurately reported their compensation on the Service's Form 1099 when required to do so; and

                  (g) SCHEDULE 5.20 hereto sets forth an accurate list, as of the date hereof, of all employees of the Company and the Subsidiary who earned more than $75,000 in 1998 or are expected to earn that level in 1999, and lists all employment agreements with such employees, and the officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of (a) the Balance Sheet Date and (b) the date hereof.

         5.21 PERSONAL PROPERTY.

                  (a) The Company and the Subsidiary have delivered to Clarant
(a) an accurate list (which is set forth on SCHEDULE 5.21) of (i) all personal property included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of the Company at the Balance Sheet Date, (ii) all other personal property owned by the Company or the Subsidiary with a value individually in excess of $10,000 (A) at the Balance Sheet Date and (B) acquired since the Balance Sheet Date, and (iii) all leases and agreements in respect of personal property, together with a listing of the capital costs of all such properties and assets which are subject to capital leases.

                  (b) Except as set forth on SCHEDULE 5.21, (i) all personal property with a value individually in excess of $10,000 used by the Company or the Subsidiary in its business is either owned by the Company or any Subsidiary or leased by the Company or the Subsidiary pursuant to a lease included on SCHEDULE 5.21, (ii) all of the personal property listed on SCHEDULE 5.21 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on SCHEDULE 5.21 are in full force and effect and constitute valid and binding agreements of the Company or the Subsidiary, and to the Company's and the Stockholders' Knowledge, of the parties (and their successors) thereto in accordance with their respective terms.


         5.22 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.

                  (a) The Company and the Subsidiary have delivered to Clarant an accurate list (which is set forth on SCHEDULE 5.22) of all Significant Customers, it being understood and agreed that a "Significant Customer," for purposes of this Agreement, means a customer (or Person) representing 5% or more of the Company's and the Subsidiary's annual revenues as of the Balance Sheet Date. Except to the extent set forth on SCHEDULE 5.22, none of the Company's or the Subsidiary's Significant Customers has canceled or substantially reduced or, to the Knowledge of the Company or any Stockholder, is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company or the Subsidiary.

                  (b) The Company and the Subsidiary have made available to Clarant a true and complete copy (or in the case of oral arrangements, a detailed summary) of each Material Contract, including all amendments or other modifications thereto. Except as set forth on SCHEDULE 5.22, each Material Contract is a valid and binding obligation of the Company or the Subsidiary enforceable in accordance with its terms, and is in full force and effect, subject to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and the application of equitable principles. Except as set forth on SCHEDULE 5.22, the Company or the Subsidiary have performed all obligations required to be performed by it under each Material Contract, and it is not, nor, to the Knowledge of the Company or any Stockholder, is any other party to any Material Contract (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither the Company nor the Subsidiary has been notified that any party to a Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

                  (c) Except as listed or described on SCHEDULE 5.22, the Company and the Subsidiary have no Contracts of the types described below:

                           (i) any collective bargaining arrangement with any
labor union or any such agreements currently in negotiation or proposed;

                           (ii) any contract for capital expenditures or the
acquisition or construction of fixed assets for or in respect to real property other than in the Ordinary Course of Business in excess of $50,000;

                           (iii) any contract with a term in excess of one year
for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that the Company and the Subsidiary need not list any such contract made in the Ordinary Course of Business which requires aggregate future payments of less than $50,000, and in lieu of providing each individual contract, the Company and the Subsidiary have provided to Clarant its standard subcontractor form and a list of each subcontractor).

                           (iv) any contract relating to the borrowing of money,
or the guaranty of another Person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

                           (v) any contract granting any Person an Encumbrance
on any of the properties or assets of the Company or the Subsidiary, in whole or in part;

                           (vi) any contract for the cleanup, abatement or other
actions in connection with Hazardous Materials, the remediation of any existing environmental liabilities, violation of Environmental Laws or relating to the performance of any environmental audit or study;

                           (vii) any contract granting to any Person a
first-refusal, first-offer or similar preferential right to purchase or acquire any material property or asset of the Business of the Company or the Subsidiary, other than in the Ordinary Course of Business;

                           (viii) any contract having an original value in
excess of $50,000 under which the Company or the Subsidiary is:

                                    (A) a lessee or sublessee of any machinery,
equipment, vehicle or other tangible personal property or real property, or

                                    (B) a lessor of any real property or
machinery, equipment, vehicle or other tangible personal property owned by the Company or the Subsidiary;

                           (ix) any contract providing for the indemnification
of any officer, director, employee or other Person where such indemnification may exceed the sum of $50,000;

                           (x) any joint venture or partnership contract;

                           (xi) any contract that prohibits the use or
publication by the Company, the Subsidiary, Clarant or Newco of the name of any other party to such contract or prohibits or restricts the Company or any Subsidiary from freely providing services to any other customer or potential customer of the Company or the Subsidiary, Clarant, Newco or any Other Founding Company; or

                           (xii) a governmental contract subject to price
redetermination or renegotiation.

         5.23 REAL PROPERTY.

                  (a) SCHEDULE 5.23 contains a complete and accurate listing of all real property owned by the Company and the Subsidiary including the street address, legal description, property tax identification numbers of each parcel of real property at the Balance Sheet Date and acquired since the Balance Sheet Date (the "Real Property"). The Company and the Subsidiary have good and insurable title to the Real Property subject to no Encumbrance, except for:

                           (i) liens reflected on SCHEDULE 5.11 as securing
specified liabilities (with respect to which no default by the Company or its Subsidiary exists);

                           (ii) liens for current taxes not yet due and payable
and assessments not in default;

                           (iii) easements for utilities serving the Real
Property only; and

                           (iv) easements, covenants and restrictions and other
exceptions to title shown of record in the office of the County Clerks in the jurisdictions in which the Real Property properties, assets and leasehold estates are located which do not adversely affect the current use of the Real Property.

                  (b) Except as set forth on SCHEDULE 5.23:

                           (i) to the Company's and the Stockholders' Knowledge,
the Company or the Subsidiary, as the case may be, has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes;

                           (ii) to the Knowledge of the Company and the
Stockholders, all structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property, including but not limited to the walls, roofs and structural elements thereof and the heating, ventilation air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facility included therein, and other material items at the Real Property, are free of defects and in good operating condition and repair (for purposes of this section, a defect shall mean a condition relating to the structure or any structural, mechanical or physical system which requires an expenditure of more than $1,000 to correct);

                           (iii) to the Knowledge of the Company and the
Stockholders, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Real Property are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property in the operation of the Business and to permit full compliance with the requirements of all laws in the operation of the business;

                           (iv) the Real Property and all present uses and
operations of the Real Property by the Company or the Subsidiary comply with all applicable Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and the Company and the Subsidiary have obtained all approvals of Governmental Authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property;

                           (v) to the Knowledge of the Company and the
Stockholders, there are no pending or Threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which do or may adversely effect the current use, occupancy or value thereof, nor has the Company or the Subsidiary received notice of any pending or Threatened special assessment proceedings affecting any portion of the Real Property;

                           (vi) there are no parties other than the Company or
the Subsidiary in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof; and

                           (vii) all real property taxes and assessments that
are due and payable by the Company or the Subsidiary with respect to the Real Property have been paid or will be paid at or prior to Closing.

                  (c) Attached to SCHEDULE 5.23 are true, complete and correct copies of all title reports, title insurance policies and the most recent property tax bills for each parcel of Real Property.

                  (d) SCHEDULE 5.23 sets forth a complete and accurate list of real property leased by the Company or its Subsidiaries (the "Leased Real Property") and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholders or Affiliates of the Company, any Subsidiary, or a Stockholder. The Company has provided Clarant with true, complete and correct copies of all leases and agreements (the "Leases") in respect of such real property leased by the Company or its Subsidiaries.
SCHEDULE 5.23 sets forth the
applicable monthly rental, expiration, and renewal terms for each Lease. Except as set forth on SCHEDULE 5.23, all Leases are in full force and effect and constitute valid and binding agreements of the Company or its Subsidiaries and, to the Company's and the Stockholders' Knowledge, of the parties (and their successors) thereto in accordance with their respective terms. None of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated by this Agreement.

                  (e) the Leased Real Property and all present uses and operations of the Leased Real Property by the Company comply with all applicable Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Real Property and the Company has obtained all approvals of Governmental Authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Leased Real Property.

         5.24 TAXES

                  (a) Neither the Company nor any Subsidiary is or has been a member of any affiliated, consolidated, combined, unitary or similar group, other than a group of which the Company is the common parent;

                  (b) All Returns required to have been filed by or with respect to the Company and each of the Subsidiaries, including Returns of any affiliated, combined, consolidated, unitary or similar group including the Company or any Subsidiary (each a "Relevant Group"), have been duly filed, and each such Return correctly and completely reports the Tax liability and all other material information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the Company, each Subsidiary and each Relevant Group that are due and payable have been paid;

                  (c) The amount of the liability of the Company and the Subsidiaries for unpaid Taxes as of the Balance Sheet Date did not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on the Company Financial Statements dated as of the Balance Sheet Date. The amount of the liability of the Company and the Subsidiaries for unpaid Taxes as of the date of any financial statements provided pursuant to Section
5.10 will not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on such financial statements. The amount of the liability of the Company and the Subsidiaries for unpaid Taxes as of the Closing Date will not exceed the current liability accruals for Taxes (excluding any reserves for deferred Taxes) set forth on the financial statements provided pursuant to Section 5.10, or if there are no such financial statements, the Company Financial Statements dated as of the Balance Sheet Date, as such accruals are adjusted on the books and records of the Company and the Subsidiaries through the Closing Date in accordance with past custom and practice;

                  (d) Neither the Company, any Subsidiary nor any Relevant Group is a party or subject to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in any jurisdiction in which the Company or any Subsidiary does not file Returns that it is or may be subject to taxation by that jurisdiction;

                  (e) The Company and each Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and record-keeping requirements with respect to, any amounts paid or owing to any employee, creditor, independent contractor or other third party;

                  (f) No Tax Proceedings are presently pending with regard to any Tax Returns or Taxes of the Company, any Subsidiary or any Relevant Group, and no notice has been received (whether in writing or verbally) of the expected commencement of a Tax Proceeding. No issues have been raised in any audit or examination by or with respect to the Company, any Subsidiary or any member of any Relevant Group which, by application of similar principles, could reasonably be expected to result in a proposed deficiency for any other period not so examined;

                  (g) SCHEDULE 5.24(g) attached hereto lists all material federal, state, local and foreign income and franchise Tax Returns filed by or with respect to the Company, each Subsidiary and each Relevant Group for all Taxable Periods ended on or after January 1, 1991. With respect to each Return,
SCHEDULE 5.24(g) indicates whether the Return that has been examined and closed, is presently subject to examination or is a Return with respect to which the period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The Stockholders have made available to Clarant complete and correct copies of all federal, state, local and foreign income and franchise Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company, each Company Subsidiary and each Relevant Group since January 1, 1991;

                  (h) Neither the Company nor any Subsidiary nor any Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency;

                  (i) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that could require it to make any payments that are not deductible pursuant to
Section 280G of the Code;

                  (j) Neither the Company nor any Subsidiary (i) is a party to any Tax allocation, Tax indemnity, tax sharing agreement, or any similar arrangement pursuant to which it has agreed to be liable for Taxes of any other Person or (ii) has any liability for Taxes of any other Person (A) as a transferee or successor or (B) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law);

                  (k) None of the assets owned or used by the Company or any Subsidiary constitutes tax exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. Neither the Company nor any Subsidiary is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long term contract" within the meaning of Section 460 of the Code;

                  (l) Neither the Company nor any Subsidiary has disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code;

                  (m) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code or comparable provisions of any state statutes, and none of the assets of the Company or any Subsidiary is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes;

                  (n) Neither the Company nor any Subsidiary is a party to any joint venture or partnership other than with respect to the fact that the Subsidiary is a limited liability company;

                  (o) Neither the Company nor any Subsidiary will be required to include any adjustment in taxable income in any Taxable Period ending after the Closing Date under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in any method of accounting occurring in a Taxable Period ending on or before the Closing Date. No Taxing Authority has proposed any such change in any accounting method. The Company and each Subsidiary presently use the accrual method of accounting for income Tax purposes;

                  (p) Neither the Company nor any Subsidiary nor any member of any Relevant Group has received any written ruling of a Taxing Authority relating to Taxes or has entered into any closing agreement or similar written binding agreement with a Taxing Authority relating to Taxes;

                  (q) SCHEDULE 5.24(q) sets forth all elections affecting the Company or any Subsidiary with respect to (1) the qualified subchapter S status of the Company, (2) the qualified subchapter S subsidiary status of any Subsidiary, (3) any election made under Section 338 of the Code, (4) the classification of the Company or any Subsidiary under Treasury Regulations
Section 301.7701-3, (5) any material change in method of accounting, and (6) net operating and loss limitations as a result of any member leaving a consolidated group;

                  (r) There are no liens or other encumbrances on any of the assets of the Company or any Subsidiary relating or attributable to Taxes (other than liens for Taxes not yet delinquent);

                  (s) The Company is not an investment company as defined in
Section 351(e)(1) of the Code;

                  (t) None of the Stockholders is a party to or bound by any agreement or arrangement pursuant to which such Stockholder will transfer or otherwise dispose of beneficial ownership of the Clarant Stock received by such Stockholder pursuant to this Agreement;

                  (u) None of the Stockholders is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

                  (v) The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362 at all times since its formation; and

                  (w) SCHEDULE 5.24(w) identifies each Subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Code ss.1361(b)(3)(B). Each subsidiary so identified has been a qualified subchapter S subsidiary at all times since the date shown on such Schedule.

         5.25 BUSINESS CONDUCT. Except as set forth on SCHEDULE 5.25, since the Balance Sheet Date, the Company and the Subsidiary have conducted the Business only in the Ordinary Course of Business and have incurred no liabilities other than in the Ordinary Course of Business. Except as forth on SCHEDULE 5.25, since the Balance Sheet Date, there has not been any:

                  (a) change in the Company's or the Subsidiary's business, operations, financial condition, operating results, assets or liabilities that would have a Material Adverse Effect on the Company or the Subsidiary;

                  (b) damage, destruction or loss of any real or personal property or assets owned or leased by the Company or the Subsidiary or used in the operation of the Business, whether or not covered by insurance, having a replacement cost in excess of $50,000;

                  (c) voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by the Company or the Subsidiary of any assets or property rights (real or personal, tangible or intangible), having a replacement cost or fair market value in excess of $50,000, except in each case the sale of inventory and collection of accounts in the Ordinary Course of Business;

                  (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination, other labor dispute or similar occurrence that might reasonably be expected to have a Material Adverse Effect;

                  (e) material loan or advance by the Company or the Subsidiary to any party other than sales to customers on credit or travel advances to employees made in the Ordinary Course of Business;

                  (f) notice (formal or otherwise) of any material liability, potential liability or claimed liability relating to the Environment;

                  (g) declaration, setting aside, or payment of any dividend or other distribution in respect to the Company's capital stock, Convertible Securities or Options, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt other than as required to be paid under the terms of such instrument;

                  (h) incurrence of debts, liabilities or obligations (except current liabilities incurred in connection with or for services rendered or goods supplied in the Ordinary Course of Business, liabilities on account of Taxes and governmental charges (but not penalties, interest or fines in respect thereof), and obligations or liabilities incurred by virtue of the execution of this Agreement);

                  (i) issuance by the Company or the Subsidiary of any notes, bonds, or other debt securities or instruments or any equity securities or securities convertible into or exchangeable for any equity securities;

                  (j) cancellation, waiver or release by the Company or the Subsidiary of any material debts, liabilities, obligations, rights or claims, except in each case in the Ordinary Course of Business;

                  (k) amendment of the Company's Charter Documents;

                  (l) amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

                  (m) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company or the Subsidiary;

                  (n) discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the Ordinary Course of Business or cancellation of any debts or claims;

                  (o) sale or assignment by the Company or the Subsidiary of any properties or assets other than in the Ordinary Course of Business;

                  (p) capital expenditures or commitments therefor by the Company or the Subsidiary other than in the Ordinary Course of Business or in excess of $100,000 in the aggregate;

                   (q) charitable contributions or pledges by the Company or the Subsidiary in excess of $25,000 in the aggregate;

                  (r) mortgage, pledge or other encumbrance of any property or asset of the Company or the Subsidiary other than in the Ordinary Course of Business;

                   (s) adoption, amendment or termination of any employee benefit or pension plan; or

                  (t) increase in the benefits provided under any employee benefit pension plan;

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY.

                  (a) The Company has delivered to Clarant an accurate schedule (which is set forth on SCHEDULE 5.26) as of the date of this Agreement of:

                           (i) the name of each financial institution in which
the Company or the Subsidiary has accounts or safe deposit boxes;

                           (ii) the names in which the accounts or boxes are
held;

                           (iii) the type of account and account number; and

                           (iv) the name of each Person authorized to draw
thereon or have access thereto.

                  (b) SCHEDULE 5.26 also sets forth the name of each Person, corporation, firm or other entity holding a general or special power of attorney from the Company or the Subsidiary and a description of the terms of such power of attorney.

         5.27 YEAR 2000 COMPLIANCE. The Company and the Subsidiary have investigated and reviewed the areas within its business and operations and determined, after due inquiry, that, except as set forth on SCHEDULE 5.27, all computer systems, software and hardware used in or relied on for the business and operations of the Company are able to accurately process date data, including calculating, comparing and sequencing from, into and between the twentieth century without human intervention (through year 1999), the year 2000, and the twenty-first century, including leap year calculations ("Year 2000 Compliant"). To the Knowledge of the Company and the Stockholders, the Company's and the Subsidiary's Significant Customers, and any other customer, vendor or business partner of the Company whose failure to perform under any contract, agreement or other understanding with the Company or the Subsidiary could have a Material Adverse Effect, are or will be Year 2000 Compliant before December 31, 1999.

         5.28 RELATIONS WITH GOVERNMENTS. Neither the Company nor the Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company or the Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.29 DISCLOSURE.

                  (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires and Investor Questionnaires attached hereto respectively as EXHIBIT 5.29(a) and EXHIBIT 5.29(b) and all other documents and information made available to Clarant and its representatives in writing pursuant hereto or thereto, present fairly the Business of the Company and the Subsidiary for the time periods with respect to which such information was requested. The Company's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the Company, any Subsidiary or any officer, director or Stockholder is a party, or to which its properties or assets are subject, or by any other fact or circumstance regarding the Company and the Subsidiary (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the Company or a Stockholder) that is not disclosed pursuant hereto or thereto. If, prior to the 25th day after the date of the final prospectus of Clarant utilized in connection with the IPO, the Company or the Stockholders become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of the Company or the Stockholders in this Agreement or would affect any document delivered pursuant hereto in any material respect, the Company and the Stockholders shall immediately give notice of such fact or circumstance to Clarant. However, subject to the provisions of Section 7.11, such notification shall not relieve either the Company or the Stockholders of their respective obligations under this Agreement, and, at the sole option of Clarant, the truth and accuracy of any and all warranties and representations of the Company, the Subsidiary or on behalf of the Company, the Subsidiary and of the Stockholders at the date of this Agreement by Clarant and Newco and on the Pre-Closing Date and on the Closing Date, shall be a precondition to the consummation of this transaction.

                  (b) The Company, the Subsidiary and the Stockholders acknowledge and agree: (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither Clarant or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Subsidiary, the Stockholders or any other Person affiliated or associated with the Company or the Subsidiary for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and
(iii) that the decision of the Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed

Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, agent of Clarant or the prospective IPO; provided however that the Company, the Subsidiary and the Stockholders retain the right to require as a condition to Closing that the price of Clarant Common Stock sold in the IPO be no lower than the minimum price specified on EXHIBIT 5.29(a).

         5.30 WARRANTIES; PRODUCTS. SCHEDULE 5.30 sets forth a description of all the product and service warranties and guarantees given by the Company or the Subsidiary to any customer in connection with the sale or distribution of its products and services. Except as described on SCHEDULE 5.30, (i) no claims have been made or are, to the Knowledge of the Company, Threatened under the Company's or the Subsidiary's product or service warranties, (ii) to the Knowledge of the Company and the Subsidiary, there exists no event or circumstance, which after notice or the passage of time or both, might create or result in liabilities or obligations under the Company's or the Subsidiary's product warranties in excess of the liabilities and obligations incurred by the Company or the Subsidiary, on average, during the past two years, and (iii) to the Knowledge of the Company, there is no design or other defect in any type of product or service of the Company or the Subsidiary, including, without limitation, any software programming that would cause the products or services delivered by the Company or the Subsidiary to not be Year 2000 Compliant. The warranty reserves reflected on the Company Financial Statements are set forth on
SCHEDULE 5.30 and are reasonable for all warranty claims.

         5.31 AFFILIATE TRANSACTIONS. SCHEDULE 5.31 sets forth the parties to and the date, nature and amount of (a) each transaction involving the transfer of any cash, securities, property, assets or rights in which the amount involved individually or collectively exceeded $60,000 to or from the Company or the Subsidiary from, to, or for the benefit of any officer, director or family member thereof or any other Affiliate or former Affiliate of the Company or the Subsidiary ("Affiliate Transactions") during the period commencing January 1, 1996, through the date hereof and (b) any existing commitments of the Company or the Subsidiary to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arms-length negotiation, except as disclosed on SCHEDULE 5.31.

         5.32 MISREPRESENTATION. To the Knowledge of the Company and the Stockholders none of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents or other instruments delivered, or to be delivered, by the Company, the Subsidiary or the Stockholders as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.33 BROKERS. Neither the Company, the Subsidiary nor the Stockholders have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Clarant, Newco or the Surviving Corporation could become liable or obligated.

(B)      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder severally represents and warrants to Clarant and Newco that the representations and warranties set forth in this Section 5(B) are true, accurate and complete as of the date of this Agreement and, shall be true, accurate and complete at the time of the Pre-Closing and on the Closing Date, and, subject to Section 7.11, that the representations and warranties set forth in Sections 5.34, 5.35 and 5.36 shall survive the Closing Date as provided in
Article 11:

         5.34 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement and constitutes the valid and binding obligation of each Stockholder, enforceable in accordance with its terms. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on SCHEDULE 5.3 as being owned by such Stockholder, and, except as set forth on SCHEDULE 5.3, such Company Stock is owned free and clear of all Encumbrances.

         5.35 PREEMPTIVE RIGHTS. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Clarant Stock that such Stockholder has or may have had other than rights of any Stockholder to acquire Clarant Stock pursuant to (i) this Agreement or (ii) any Option granted by Clarant.

         5.36 NO INTENTION TO DISPOSE OF CLARANT STOCK. No Stockholder has any current plan or intention, or is under any binding commitment or contract, to sell, exchange or otherwise dispose of Company Stock, Convertible Securities or Options or any Clarant Stock to be received or received pursuant to Section 3.1 or 3.3.

         5.37 TENDER. Such Stockholder has full power and authority to tender, sell, assign, and transfer the Company Stock owned by such Stockholder to Clarant pursuant to this Agreement, that there is no Person who holds any right of first offer, right of first refusal, right under any stockholder's agreement or otherwise that can prevent, or otherwise delay, the transfer of Company Stock owned by the Stockholder to Clarant under this Agreement, and that, when the Company Stock is accepted by Clarant, Clarant will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

         5.38 INVESTOR QUESTIONNAIRES. Such Stockholder has executed and delivered to Clarant an Investor Questionnaire in the form attached hereto as
EXHIBIT 5.29(b), and such form is true complete and accurate in all material respects.

6.       REPRESENTATIONS OF CLARANT AND NEWCO

         Clarant and Newco jointly and severally represent and warrant to the Stockholders that all of the following representations and warranties in this
Article 6 are true, accurate and complete at the date of this Agreement and shall be true, accurate and complete at the time of the Pre-Closing and on the Closing Date, and that such representations and warranties shall survive the Closing Date.

         6.1 DUE ORGANIZATION. Clarant and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each is duly authorized and qualified to do business under all applicable laws to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a Material Adverse Effect on Clarant. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of Clarant and Newco (the "Clarant Charter Documents") are all attached hereto as
EXHIBIT 6.1.

         6.2 AUTHORIZATION. The respective officers of Clarant and Newco executing this Agreement are duly authorized to execute and deliver this Agreement, and Clarant and Newco have the corporate right, power and authority to enter into this Agreement and the Merger.

         6.3 TRANSACTION NOT A BREACH. Neither the execution and delivery of this Agreement or the Other Agreements, nor their performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on Clarant or Newco or conflict with or result in the breach of any of the terms, conditions or provisions of the Clarant Charter Documents or of any contract, agreement, mortgage or other instrument or obligation to which Clarant or Newco is a party or by which Clarant or Newco is bound.

         6.4 MISREPRESENTATION. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, or other instruments (including the most recent draft of the Registration Statement) delivered, or to be delivered, to the Company or the Stockholders as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.5 CAPITAL STOCK. As of the Effective Time, the authorized capital stock of Clarant will consist of One Hundred Million (100,000,000) shares of common stock, par value $.10 per share (the "Clarant Common Stock") and Ten Million (10,000,000) shares of preferred stock, par value $.10 per share ("Clarant Preferred Stock") (collectively, the "Clarant Common Stock" and "Clarant Preferred Stock" referred to as "Clarant Stock"), and the issued and outstanding Clarant Stock, Convertible Securities and Options of Clarant will be as set forth on SCHEDULE 6.5. SCHEDULE 6.5 also sets forth the authorized and outstanding Clarant Stock, Convertible Securities and Options as of the date of this Agreement. As of the date of this Agreement, one hundred percent of the issued and outstanding capital stock of Newco is owned by Clarant. Except as part of the IPO that will take place on the Closing Date as contemplated by this Agreement and the Other Agreements and as disclosed in the Registration Statement, there are no outstanding options, rights (preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements to which Clarant is a party requiring issuance, sale or transfer of any equity securities of Clarant or any securities convertible directly or indirectly into equity securities of Clarant, or evidencing the right to subscribe for any equity securities of Clarant, or giving any Person other than the Founding Companies any rights with respect to the capital stock of Clarant. At the Effective Time, Clarant shall have outstanding only one class of capital stock (the Clarant Common Stock, and the shares of Clarant Common Stock issued on the Closing Date pursuant to this Agreement and the Other Agreements and to Persons who purchase shares in the IPO will in the aggregate possess at least 80% of the total voting power of the Clarant Common Stock that is entitled to vote and is outstanding as of the Closing Date (after taking into account the dilution of the holdings of Clarant Common Stock of the current Clarant stockholders). Except as will be disclosed in the Registration Statement and as of the Closing Date, there are no voting agreements, voting trusts, other agreements (including cumulative voting rights), commitments or understandings with respect to the capital stock of Clarant.

         6.6 SUBSIDIARIES. Clarant has no subsidiaries except for the companies identified as "ACQUISITION CORP." in the Other Agreements. Except as disclosed in the Registration Statement, Clarant does not currently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and Clarant, directly or indirectly, is not a participant in any joint venture, partnership or other non-corporate entity.

         6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on SCHEDULE 6.7 or disclosed in the Registration Statement, Clarant has no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

         6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
SCHEDULE 6.8 or disclosed in the Registration Statement, Clarant is not in violation of any Law or Order of any Governmental Authority having jurisdiction over it which would have a Material Adverse Effect on Clarant; and except to the extent set forth in SCHEDULE 6.9, there are no material Actions pending or, to the Knowledge of Clarant, threatened, against or affecting Clarant, or before or by any Governmental Authority having jurisdiction over it and no written notice of any Action has been received by Clarant. Clarant has conducted and is conducting its businesses in substantial compliance with applicable Laws and is not in violation of any of the foregoing which might have a Material Adverse Effect on Clarant.

         6.9 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by Clarant and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Clarant and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of Clarant.

         6.10 CLARANT COMMON STOCK. At the time of issuance thereof, the Clarant Common Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid and legally issued shares of Clarant, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in
Article 15 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Clarant Common Stock issued and outstanding as of the date hereof. The shares of Clarant Common Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Article 17 hereof.

         6.11 NO SIDE AGREEMENTS, Except as may be disclosed in the Registration Statement, Clarant has not entered or, as of the Effective Time, will not have entered into any material agreement with any of the Founding Companies or any of the stockholders of the Founding Companies other than (i) the Other Agreements and the agreements contemplated by the Other Agreements, including the employment agreements referred to therein and (ii) other employment agreements entered into in the ordinary course of business.

         6.12 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. Clarant was organized on August 21, 1998, and has conducted limited operations since that time. Clarant has not conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Clarant does not own and has not at any time owned any real property or any material personal property and is not a party to any other material agreement, except as listed on SCHEDULE 6.12 and except that Clarant is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be disclosed in, or filed as exhibits to, the Registration Statement.

         6.13 NO VIOLATIONS. Clarant is not in violation of any Clarant Charter Document. None of Clarant, or, to the Knowledge of Clarant, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which Clarant is a party, or by which Clarant or any of its properties, are bound (collectively, the "Clarant Documents"). The rights and benefits of Clarant under the Clarant Documents will not be adversely affected by the transactions contemplated hereby and will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Clarant Documents or the Clarant Charter Documents. Except as set forth on SCHEDULE 6.13, none of the Clarant Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         6.14 ABSENCE OF CHARGES. Since March 31, 1999, except as set forth in the Registration Statement, and except as contemplated by this Agreement and the Other Agreements, there has not been:

                  (a) any change in the financial condition, assets, liabilities (contingent or otherwise) income or business or Clarant that would have of Material Adverse Effect on Clarant;

                  (b) any damage destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Clarant;

                  (c) any change in the authorized capital of Clarant or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Clarant;

                  (e) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of Clarant;

                  (f) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Clarant to any person;

                  (g) any cancellation or agreement to cancel, any indebtedness or other obligation owing Clarant;

                  (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Clarant or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (i) any waiver of any material rights or claims of Clarant;

                  (j) any amendment or termination of any material contract, agreement, license, permit or other right to which Clarant is a party;

                  (k) any transaction by Clarant outside the Ordinary Course of Business; or

                  (l) any other distribution of property or assets by Clarant other than in the Ordinary Course of Business;

         6.15 TAXES. All Returns required to have been filed by or with respect to Clarant have been duly filed. No Tax Proceedings are presently pending with regard to any Tax Returns or Taxes of Clarant, and no notice has been received (whether in writing or verbally) of the expected commencement of such a Tax Proceeding. All Taxes (whether or not shown on any Return) owed by Clarant have been paid.


7.       COVENANTS PRIOR TO CLOSING

         7.1  ACCESS AND COOPERATION; DUE DILIGENCE.

                  (a) Between the date of this Agreement and the Closing Date, the Company and the Subsidiary will afford to the officers, directors and authorized representatives of Clarant reasonable access during normal business hours to all of the Company's and its Subsidiaries' sites, properties, books and records and will furnish Clarant with such additional financial and operating data and other information as to the Business and properties and assets of the Company and its Subsidiaries as Clarant may from time to time reasonably request. The Company and the Subsidiary will cooperate with Clarant and its representatives, including Clarant's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with the transactions contemplated by this Agreement. Clarant, Newco, the Stockholders and the Company and its Subsidiaries will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of
Article 14 hereof. In addition, Clarant will cause each of the Other Agreements, binding each of the Other Founding Companies, to contain a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

                  (b) Between the date of this Agreement and the Closing Date, Clarant will afford to the officers and authorized representatives of the Company and the Subsidiary access to all of Clarant's and Newco's sites, properties, books and records and will furnish the Company and the Subsidiary with such additional financial and operating data and other information as to the Business and properties of Clarant and Newco as the Company and the Subsidiary may from time to time reasonably request. Clarant and Newco will cooperate with the Company, the

Subsidiary, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The Company, the Subsidiary and the Stockholders will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Article 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, the Company and the Subsidiary will:

                  (a) carry on in the Ordinary Course of Business substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

                  (b) maintain its properties, assets and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform in all material respects its obligations under agreements relating to or affecting the Business;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use their commercially reasonable best efforts to maintain and preserve its business organization intact and use its best efforts to retain its present management, key employees and relationships with suppliers, customers and others having business relations with the Company or the Subsidiary;

                  (f) maintain compliance in all material respects with all Permits, Laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities; and

                  (h) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, except as disclosed on SCHEDULE 5.25, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the Company or the Subsidiary as the instruments being replaced.

         7.3 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, neither the Company nor the Subsidiary will, without the prior written consent of Clarant:

                  (a) make any change in its Charter Documents;

                  (b) grant or issue any securities, Options, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of Options listed on SCHEDULE 5.3;

                  (c) declare or pay any dividend, or make any distribution in respect of its securities whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any securities or engage in any transaction that will significantly affect the cash reflected on the Balance Sheet of the Company at the Balance Sheet Date;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the Ordinary Course of Business and involves an amount not in excess of $50,000;

                  (e) create, assume or permit to exist any Encumbrance upon any assets or properties whether now owned or hereafter acquired, except (i) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the Business of the Company and the Subsidiary, (ii) (1) liens for Taxes either not yet delinquent or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (2) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the Ordinary Course of Business (the liens set forth in clause (ii) being referred to herein as "Statutory Liens"), or (iii) liens set forth on SCHEDULE 5.11 OR 5.23 hereto;

                  (f) sell, assign, lease or otherwise transfer or dispose of any property, assets or equipment except in the Ordinary Course of Business; except that, at the request of either Mr. Harrison or Ms. Brown, as the case may be, the Company may assign to either Mr. Harrison or Ms. Brown, as the case may be, certain [LIST POLICIES] whole and term life insurance policies taken out by the Company for the benefit of Mr. Harrison and Ms. Brown and provided that the cash portion of the Merger Consideration to be paid to Mr. Harrison or Ms. Brown shall be reduced by the cash value of such insurance policies if Mr. Harrison or Ms. Brown, as the case may be, request the assignment of such life insurance policies.

                  (g) negotiate for the acquisition of any business or the start-up of any new business;

                  (h) merge or consolidate or agree to merge or consolidate with or into any other entity;

                  (i) waive any material right or claim of the Company or the Subsidiary, provided that the Company and the Subsidiary may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on SCHEDULE 5.12 unless specifically listed thereon;

                  (j) commit a material breach or amend or terminate any Material Contract to which the Company or the Subsidiary is a party or as to which it is a beneficiary;

                  (k) enter into any other transaction outside the Ordinary Course of Business or prohibited hereunder;

                  (l) except in the Ordinary Course of Business or as required by Law or contractual obligations or other understandings or arrangements existing on the date hereof, neither the Company nor the Subsidiary will (A) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the officers, directors or employees engaged in the Company's or the Subsidiary's Business, (B) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such officers, directors or employee, whether past or present,
(C) enter into any new employment, severance, consulting, or other compensation agreement with any existing officers, directors or employee engaged in the Company's or the Subsidiary's Business, (D) amend or enter into a new Plan or Other Benefit Obligation (except as required by Law) or amend or enter into a new collective bargaining agreement (except as required by this Agreement), or
(E) engage in any Affiliate Transactions;

                  (m) make or change any Tax election, amend any Tax Return or take or omit to take any other action not in the Ordinary Course of Business and consistent with past practice that would have the effect of increasing any Taxes of Clarant, the Company or any Subsidiary for any Taxable Period ending after the Closing Date; or

                  (n) without the express prior written consent of Clarant, amend, modify, repeal or otherwise alter the approvals by the Company's board of directors by the Company's stockholders, and by the members of the Subsidiary attached hereto as EXHIBIT 5.2.

         7.4 NO SHOP. In consideration of the substantial expenditure of time, effort and expense undertaken by Clarant in connection with its due diligence review and the preparation and execution of this Agreement, the Company, the Subsidiary and the Stockholders agree that neither they nor their representatives, agents or employees will, after the execution of this Agreement until the earlier of (a) the termination of this Agreement or (b) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company or the Subsidiary) any acquisition proposal relating to or affecting the Company or the Subsidiary or any part of it, or any direct or indirect interests in the Company or the Subsidiary, whether by purchase of assets or stock, purchase of interests, merger or other transaction, and further agree that the Company and the Subsidiary will promptly advise Clarant of the terms of any communications any of the Stockholders, the

Company or the Subsidiary may receive or become aware of relating to any bid for all or any part of the Company or the Subsidiary.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company and the Subsidiary shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall deliver to Clarant at the Pre-Closing, any and all proof that any such required notice has been sent.

         7.6 AGREEMENTS. On or prior to the Closing Date and effective as of the Effective Time, the Company and the Subsidiary shall cause the termination of and obtain a written waiver of rights from any beneficiary under (and shall deliver evidence of such terminations and waivers to Clarant prior to Closing)
(a) all Securities Agreements, (b) any employment agreements between the Company, the Subsidiary and any employee who is listed on SCHEDULE 9.11 hereto, and (c) any existing agreement between the Company or the Subsidiary and any Stockholders or other security holders.


         7.7      NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Stockholders, the Company and the Subsidiary shall give prompt notice to Clarant of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company, the Subsidiary or the Stockholders contained herein to be untrue or inaccurate in any material respect; (ii) any material failure of any Stockholder, the Company or the Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder and (iii) the exercise by any Person of any Option or Convertible Security listed on SCHEDULE 5.3 or any enforceable request for the Company or the Subsidiary to purchase, redeem or otherwise acquire any of its Company Stock, Convertible Securities or Options;

                  (b) Clarant and Newco shall give prompt notice to the Company and the Subsidiary of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Clarant or Newco contained herein to be untrue or inaccurate in any material respect and (ii) any material failure of Clarant or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (c) The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.11, (ii) modify the conditions set forth in Articles 8 and 9, or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT.

                  (a) The Company, the Subsidiary and Stockholders shall furnish or cause to be furnished to Clarant and the Underwriters all of the information concerning the Company, the Subsidiaries and the Stockholders requested by Clarant or the Underwriters for inclusion in, and will cooperate with Clarant and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The Company, the Subsidiary and the Stockholders agree promptly to advise Clarant if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company, the Subsidiary or the Stockholders contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the Company, the Subsidiary or the Stockholders, the Company and the Subsidiary represents and warrants as to such information with respect to itself and the Subsidiary, and each Stockholder represents and warrants, as to such information with respect to the Company, the Subsidiary and himself or herself, that the Registration Statement at its effective date, at the date of the final Prospectus, each preliminary prospectus and each amendment to the Registration Statement, and at each closing date with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) Clarant agrees that it will use its commercially reasonable best efforts to provide to the Company and its counsel copies of drafts of the Registration Statement as they are prepared and give the Company, the Subsidiary and the Stockholders a reasonable period of time to review and comment upon such documents prior to filing with the SEC. Any objections posed by the Company or its counsel shall be in writing and state with specificity the material in question, the reason for the objection, and the Company's and the Stockholders' proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the three business days immediately preceding the date scheduled for the effective date of the IPO, the Company and the Stockholders agree that two hours from the time the proposed changes are transmitted to the Company and the Company's counsel is sufficient time to review and respond to proposed changes.

         7.9 FINAL FINANCIAL STATEMENTS. The Company shall provide prior to the Closing Date, and Clarant shall have had sufficient time prior thereto to review, the unaudited consolidated Balance Sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated income statements, statements of cash flows and retained earnings of the Company for all fiscal quarters ended after the Balance Sheet Date. Such Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and in a manner consistent with the Financial Statements (except as noted therein). Except as noted in such Financial Statements, all of such Financial Statements will present fairly the results of operations of the Company for the periods indicated thereon.

         7.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         7.11 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation, until 24 hours prior to the anticipated effectiveness of the Registration Statement, to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.11 (Liabilities and Obligations), 5.12 (Accounts and Notes Receivable) and 5.22 (Significant Customers; Material Contracts and Commitments) must be delivered only at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the Ordinary Course of Business; and further provided that all matters identified by the Company on any Schedule supplement or amendment shall also be included on SCHEDULE 11.1(f). Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the Company may be made unless Clarant and a majority of the Founding Companies other than the Company consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by Clarant or Newco that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on Clarant and Newco may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.11. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to this Section 7.11 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, Clarant shall give the Company notice promptly after it has knowledge thereof. If Clarant and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by Clarant or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the Company does not give its consent, the Company may terminate this Agreement pursuant to Section 12.1(d). In the event that the Company seeks to amend or supplement a Schedule pursuant to this
Section 7.11, and Clarant and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(a). No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

         7.12 THIRD PARTY APPROVALS. Prior to the Closing Date, the Company and the Subsidiary shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, including any contract with any Governmental Authority.

         7.13 HSR FILING. To the extent the Merger is a transaction subject to the filing requirements of the HSR Act, each of the Company, the Stockholders and Clarant shall use its commercially reasonable best efforts to (a) file all information required to be filed by it pursuant to the HSR Act and (b) provide the other party with all information reasonably requested and required by it to satisfy any filing requirements it may have under the HSR Act.

         7.14 AUTHORIZED CAPITAL STOCK. Through the Closing Date, Clarant shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the Clarant Common Stock.


8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
AND THE COMPANY

         The obligations of the Stockholders, the Company and the Subsidiary with respect to actions to be taken on the Pre-Closing Date and, to the extent specified in this Article 8, on the Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Article 8. As of the Pre-Closing Date or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the Company, the Subsidiary and the Stockholders unless such parties have objected by notifying Clarant in writing of such objection on or before the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of Clarant and Newco contained in Article 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Clarant and Newco contained in Article 6 shall be true and correct in all material respects as of the Pre-Closing Date and the Closing Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Pre-Closing Date and the Closing Date and signed by the President, any Vice President or the Secretary of Clarant shall have been delivered to the Stockholders.

         8.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Clarant and Newco on or before each of the Pre-Closing Date and the Closing Date shall have been duly complied with and performed in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and certificates to the foregoing effect dated each of the Pre-Closing Date and the Closing Date and signed by the President, any Vice President or the Secretary of Clarant shall have been delivered to the Stockholders.

         8.3 NO LITIGATION. No Action or Proceeding before a court or any other governmental agency or body shall have been instituted or Threatened to restrain or prohibit the Merger or the IPO and no Governmental Authority shall take any other action with respect to the transactions hereunder which would have a Material Adverse Effect on Clarant.

         8.4 OPINION OF COUNSEL. The Company shall have received an opinion from counsel for Clarant, dated the Pre-Closing Date in form and substance of the type customarily given by counsel to an acquiring company in transactions similar to that contemplated by this Agreement and acceptable to the Company (and the Underwriters shall have received a copy of the same opinion addressed to them), and at the Closing the Company shall have received a statement from such counsel that the opinion is true as of the Closing Date.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act, and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, shares of Clarant Common Stock for a price no lower than the minimum price specified on
EXHIBIT 2.1(a).

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings required to be obtained or made by Clarant or Newco with any Governmental Authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         8.7 GOOD STANDING CERTIFICATES. Clarant and Newco each shall have delivered to the Company a certificate, dated as of a date no earlier than ten
(10) days prior to the Pre-Closing Date, duly issued by the Delaware Secretary of State and in each state in which Clarant or Newco is authorized to do business, showing that each of Clarant and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Clarant and Newco, respectively, for all periods prior to the Closing have been filed and paid.

         8.8 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Pre-Closing Date and the Closing Date and signed by the secretary of Clarant and of Newco, certifying the truth and correctness of attached copies of the Clarant's and

Newco's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the Stockholders of Clarant and Newco approving Clarant's and Newco's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.9 HSR ACT. The waiting period applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         8.10 CLOSING OF THE IPO. The Closing of the sale of the Clarant Common Stock to the Underwriters in the IPO shall have occurred simultaneously with the Closing Date hereunder.

         8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on SCHEDULE 9.11 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of EXHIBIT 8.11.

         8.12 LISTING. Clarant shall cause the Clarant Common Stock to be listed on the Nasdaq National Stock Market, subject to official notice of issuance.

         8.13 TAX OPINION. Clarant shall have received an opinion upon which the Company and the Stockholders will be entitled to rely (the "Tax Opinion") from Wilmer, Cutler & Pickering, tax counsel for Clarant, or such other tax counsel reasonably acceptable to Clarant and the Company ("Tax Counsel") that the Clarant Plan of Organization will qualify as a tax-free transfer of property under Section 351(a) of Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange Company Stock or membership interests, as the case may be, for Clarant Common Stock (but not cash or other property) pursuant to the Clarant Plan of Organization, and in rendering such Tax Opinion, Tax Counsel shall be entitled to rely on customary written representations acceptable to Tax Counsel and received from (i) Clarant and (ii) the Company,
(ii) the Company, (iii) each Other Founding Company, and (iv) each Stockholder and each contributor, stockholder or member of the Other Founding Companies who will receive Clarant Common Stock under the Clarant Plan of Organization.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CLARANT AND NEWCO

         The obligations of Clarant and Newco with respect to actions to be taken on the Pre-Closing Date and on the Closing Date, are subject to the satisfaction or waiver on or prior to the Pre-Closing Date and/or the Closing Date, as the case may be, of all of the conditions set forth in this Article 9. As of the Pre-Closing Date or the Closing Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by Clarant and Newco unless such parties have objected by notifying the Company and the Stockholders in writing of such objection on or before the Pre-Closing Date or consummation of the transactions on the Closing Date, respectively, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Company, the Subsidiary and the Stockholders contained in Article 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholders, the Company and the Subsidiary contained in this Agreement shall be true and correct in all material respects as of the Pre-Closing Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the Stockholders shall have delivered to Clarant certificates dated the Pre-Closing Date and the Closing Date and signed by them to such effect.

         9.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders, the Company and the Subsidiary on or before each of the Pre-Closing Date and the Closing Date shall have been duly performed or complied with in all material respects on or before each of the Pre-Closing Date and the Closing Date, as the case may be; and the Stockholders shall have delivered to Clarant certificates dated the Pre-Closing Date and the Closing Date, respectively, and signed by them to such effect.

         9.3 NO LITIGATION. No Action or Proceeding before a court or any other Governmental Authority or body shall have been instituted or Threatened to restrain or prohibit the Merger or the IPO and no Governmental Authority or body shall have taken any other action or made any request of Clarant as a result of which the management of Clarant deems it inadvisable to proceed with the transactions hereunder.

         9.4 COMPANY AND STOCKHOLDER REPRESENTATIONS. The Company and the Stockholders who will receive Clarant Common Stock shall have provided Tax Counsel with the written representations requested pursuant to Section 8.13.

         9.5 NO MATERIAL ADVERSE EFFECT. As of the Pre-Closing Date and as of the Closing Date, no event or circumstance shall have occurred which would constitute a Material Adverse Effect.

         9.6 TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the Company or the Subsidiary and the Stockholders shall have been canceled effective prior to or as of the Closing Date and the Company shall have obtained all of the terminations and waivers required under Section 7.6.

         9.7 OPINION OF COUNSEL. Clarant shall have received an opinion from counsel to the Company, dated the Pre-Closing Date, in form and substance of the type customarily given by counsel to a founding company in transactions similar to that contemplated by this Agreement and acceptable to Clarant (and the Underwriters shall have received a copy of the same opinion addressed to them), and at the Closing Clarant shall have received a statement from such counsel that the opinion is true as of the Closing Date.

         9.8 CONSENTS AND APPROVALS. All necessary Consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all Consents of third parties listed on SCHEDULE 5.4 shall have been obtained.

         9.9 GOOD STANDING CERTIFICATES. The Company and the Subsidiary shall have delivered to Clarant a certificate, dated as of a date no earlier than ten
(10) days prior to the Pre-Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by Clarant, in each state in which the Company or the Subsidiary is authorized to do business, showing the Company and the Subsidiary are each in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company and the Subsidiary for all periods prior to the date of the certificate have been filed and paid.

         9.10 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act, and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the Underwriting Agreement, shares of Clarant Common Stock.

         9.11 EMPLOYMENT AGREEMENTS. Each of the Persons listed on SCHEDULE 9.11 shall have entered into an employment agreement satisfactory to Clarant.

         9.12 CLOSING OF IPO. The closing of the sale of the Clarant Common Stock to the Underwriters in the IPO shall have occurred simultaneously with the Closing Date hereunder.

         9.13 FIRPTA CERTIFICATE. Each Stockholder shall have delivered to Clarant a certificate to the effect that he or she is not a foreign Person pursuant to Section 1.1445-2(b) of the Treasury regulations.

         9.14 [Reserved]

         9.15 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to Clarant.

         9.16 HSR ACT. The waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         9.17 INVESTOR QUESTIONNAIRE. Each Stockholder shall have provided an executed Investor Questionnaire in the form of EXHIBIT 5.29(b).

         9.18 THE STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to Clarant and the Company an instrument dated the Closing Date releasing Clarant and the Company (including all subsidiaries) from (i) any and all claims of the Stockholders against the Company and Clarant and (ii) any and all obligations of the Company and Clarant to the Stockholders, except for (x) any obligations arising after the Closing Date to a Stockholder relating to his or her employment by the Company or Clarant and (y) obligations arising under this Agreement or the transactions contemplated hereby.


10.      COVENANTS OF CLARANT AND THE STOCKHOLDERS AFTER CLOSING

         10.1 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Closing Date, Clarant shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization.

         10.2     TAX MATTERS.

                  (a) Clarant shall prepare or cause to be prepared and file or cause to be filed all Returns that are required to be filed with respect to the Company and the Subsidiary (i) for Taxable Periods ending on or before the Closing Date that are due after the Closing Date (other than Returns of any Relevant Group of which the Company is not the common parent), and (ii) for Taxable Periods beginning on or before and ending after the Closing Date ("Straddle Periods"). All such Returns shall be prepared on a basis consistent with past Returns of the Company and the Subsidiaries unless otherwise required by applicable law.

                  (b) Upon the latter of (i) five (5) business days following the receipt of a request therefor, (ii) five (5) business days prior to the due date of any payment to the relevant Taxing Authority, or (iii) five (5) business days following resolution of any dispute covered by Section 10.2(c), the Stockholders shall pay to Clarant all Taxes shown as due on the Tax Returns prepared and filed pursuant to Section 10.2(a) that relate to a Pre-Closing Period to the extent that such Taxes exceed the reserves for such Taxes (excluding any reserves for deferred Taxes) set forth on the financial statements provided pursuant to Section 5.10.

                  (c) Any federal or state income Tax Returns prepared by Clarant pursuant to Section 10.2(a) shall be delivered to the Stockholders at least 30 days before the due date of such Return including any extension. If the Stockholders reasonably object in writing to any material item on such Return at least 10 days before their due date, the parties shall reasonably negotiate to resolve such dispute. If such dispute cannot be resolved within 10 days of the receipt by the

Company of such written notice, (i) the Company may in its sole discretion file such Return and (ii) the dispute shall be referred to a national independent accounting firm agreeable to the parties for resolution. The party whose position is not adopted in such resolution by an independent accounting firm shall pay all expenses of the successful party in resolving the dispute.

                  (d) For purposes of apportioning any Taxes to the portion of a Straddle Period that ends on the Closing Date, the determination shall be made based on a closing of the books as of the close of the Closing Date; provided, that real property, personal property and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Straddle Period in question.

                  (e) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any Tax Proceeding. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

                  (f) Each of the Company, Newco, Clarant and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as a transfer of property under Section 351(a) of the Code.

         10.3 DIRECTORS AND OFFICERS. The Persons named in the Registration Statement shall be elected as directors and elected as officers of Clarant, as and to the extent set forth in the Registration Statement.

         10.4 DIRECTORS' AND OFFICERS' INSURANCE. Clarant and the Surviving Corporation shall use their commercially reasonable best efforts to maintain for not less than four years from the Effective Time the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof to the extent set forth on SCHEDULE 10.4, provided that Clarant and the Surviving Corporation may substitute policies of at least equivalent coverage containing terms and conditions no less advantageous to those covered in all material respects so long as no lapse in coverage occurs as a result of such substitution, and covering the time period before and up to the Effective Time. If a claim is asserted or made within the four year period contemplated by this Section 10.4, Clarant and the Surviving Corporation shall use their commercially reasonable best effects to cause such insurance to be continued until final resolution of any such pending claim. SCHEDULE 10.4 sets forth a summary description of all such policies, including premium rates.

         10.5 LOAN GUARANTIES. Clarant covenants and agrees that it shall use commercially reasonable efforts to obtain the release of Mr. Harrison as a personal guarantor of the Company's revolving debt facility with Compass Bank. The parties agree that it is not commercially reasonable for any officer or director of Clarant to become a substitute personal guarantor of the Company's revolving debt facility with Compass Bank.


11.      INDEMNIFICATION

         11.1 INDEMNIFICATION BY STOCKHOLDERS. Subject to the limitations of
Section 11.11, the Stockholders shall jointly and severally indemnify, defend and hold harmless Clarant, Newco, the Company, and the Surviving Corporation and their respective officers, directors, employees, agents, representatives and Affiliates (other than the Stockholders) (each, a "Clarant Indemnified Party"), at all times from and after this Agreement harmless from and against, and promptly pay to a Clarant Indemnified Party or reimburse a Clarant Indemnified Party for, any and all liabilities, obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, filing fees, interest, fines, penalties, or damages or costs or expenses of any and all investigations, proceedings (including appeals, arbitration and mediation), judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Clarant Indemnified Party resulting from or arising out of (a) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules, exhibits or certificates delivered in connection herewith, (b) any breach of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, (c) any liability under the 1933 Act, the 1934 Act, or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders, and provided to Clarant or its counsel by the Company or the Stockholders (but in the case of the Stockholders, only if such statement was provided in writing) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, (d) any Claim or Action arising out of or relating to any purchase or redemption of Company Stock, Convertible Securities or Options by the Company prior to the date of this Agreement; (e) except to the extent reserved for (other than as a deferred Tax item) on the most recent financial statements provided pursuant to
Section 7.9, or if no such financial statements are provided, the Company Financial Statements dated as of the Balance Sheet Date, any liability of the Company or any Subsidiary for Taxes for any Pre-Closing Period; or (f) any matter identified on SCHEDULE 11.1(F); provided, however, (i) that in the case of any indemnity arising pursuant to clause (c) such indemnity shall not inure to the benefit of Clarant, Newco, the Company or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided in writing corrected information to Clarant counsel and to Clarant for inclusion in the final prospectus, and such information was not so included or properly delivered, and (ii) that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

         11.2 INDEMNIFICATION BY CLARANT. Clarant covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Clarant Expiration Date, from and against Losses sustained or incurred by any Stockholder resulting from or arising out of (a) any breach by Clarant or Newco of its representations and warranties set forth herein or on the schedules, exhibits or certificates delivered in connection herewith, (b) any breach of any covenant or agreement on the part of Clarant or Newco under this Agreement, (c) any liability which the Stockholders may incur due to Clarant's or Newco's failure to be responsible for the liabilities and obligations of the Company as provided in Article 1 hereof (except to the extent that Clarant or Newco has claims against the Stockholders by reason of such liabilities); or (d) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Clarant, Newco or any of the Other Founding Companies for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to Clarant or Newco or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading. Provided the Closing occurs, each of the Stockholders waives any right of contribution or indemnification or other similar right against Clarant, Newco or the Surviving Corporation arising out of the Company's representations, warranties, covenants and agreements contained herein, and each of the Stockholders further agrees that any claims of Clarant and any Clarant Indemnified Party or the Company hereunder, whether for indemnification or otherwise, may be asserted directly and fully against the Stockholders without the need for any claim against or joinder of the Surviving Corporation.

         11.3     INDEMNIFICATION PROCEDURE --THIRD PARTY CLAIMS.

                  (a) In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim , obligation, deficiency, demand, suit, cause of action, assessment or expense of any kind (each, a "Claim") or of the commencement of any action or proceeding by an entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any domestic or foreign court, government, or Governmental Authority or instrumentality, federal state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within sixty (60) days after learning of such Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such Claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such Claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such Claim ("Defense Counsel"), to conduct at its expense the defense against such Claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval.

                  (b) In the event that the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject Claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the Claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expense, settlement amounts or other Losses paid or incurred in connection therewith.

                  (c) In the event that the Indemnifying Party does elect to conduct the defense of the subject Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the Claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such Claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Claim to the extent that Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the Business, assets, properties condition (financial or otherwise) or prospects of the Indemnified Party (and the cost of such defense shall constitute an Loss for which the Indemnified Party is entitled to indemnification hereunder). If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 11.3 and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such thirty (30) day period.

                  (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.


         11.4     TAX CONTESTS.

                  (a) If any party receives written notice from any governmental authority of a Tax Proceeding with respect to any Tax for which the other party is obligated to provide indemnification under this Agreement, such party shall within sixty (60) days thereof give written notice to the other party (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such notice); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the Indemnifying Party as provided in Section 11.6.

                  (b) Upon written notice to Clarant within thirty (30) days after receipt of notification pursuant to Section 11.4(a), the Stockholders shall have the right, at their own expense, to control and make all decisions with respect to any Tax Proceeding relating to Taxes of the Company or any Subsidiary for any Taxable Period ending on or before the Closing Date. Clarant shall have the right to approve the counsel selected by the Stockholders to conduct any such Tax Proceeding, which approval shall not be unreasonably withheld, and to participate fully at its own expense with counsel of its own choosing in all aspects of the prosecution or defense of such Tax Proceeding. The Stockholders shall not take any action or position in any such Tax Proceeding if that action or position could reasonably be expected to increase the past, present or future Tax liability of Clarant or any of its Affiliates, or any Tax liability of the Company or any Subsidiary for any Taxable Period or portion thereof beginning after the Closing Date without the prior written consent of Clarant, which consent shall not be unreasonably withheld. The Stockholders shall not settle or otherwise terminate any such Tax Proceeding without the prior written consent of Clarant, which consent shall not be unreasonably withheld.

                  (c) Upon written notice to Clarant within thirty (30) days after receipt of notification pursuant to Section 11.4(a), the Stockholders shall have the right, at their own expense, to jointly control and participate with Clarant in the conduct of any Tax Proceeding relating to Taxes of the Company or the Subsidiary for a Straddle Period. If Sellers exercise such right, neither party shall settle or otherwise terminate any such Tax Proceeding without the prior written consent of the other, which consent shall not be unreasonably withheld.

                  (d) If the Stockholders do not exercise their right to assume control of or participate in any Tax Proceeding as provided under this Section 11.4, Clarant may defend or settle the same in such manner as it may deem appropriate in its sole and absolute discretion, without in any way limiting its rights of indemnification hereunder.

                  (e) Except as otherwise provided in this Section 11.4, Clarant shall control all Tax Proceedings relating to Taxes and Tax Returns of the Company and the Subsidiary.

                  (f) In the event that the provisions of this Section 11.4 and the provisions of Section 11.3 hereof conflict or otherwise each apply by their terms, this Section 11.4 shall exclusively govern all matters concerning Tax Proceedings.

         11.5 INDEMNIFICATION PROCEDURE -- OTHER CLAIMS. A claim for indemnification for any matter not involving a Third-Party Claim (a "Direct Claim") may be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty
(30) calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such Direct Claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Article 11.

         11.6 FAILURE TO GIVE TIMELY NOTICE. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Sections 11.3, 11.4 and 11.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

         11.7 REDUCTION OF LOSS. To the extent any Loss of an Indemnified Party is reduced by receipt of payment (a) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (b) from third parties not Affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Loss; provided, however, (x) the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and (y) the Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such loss. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such Reimbursement shall be promptly paid over to the Indemnifying Party.

         11.8 SUBROGATION. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Loss satisfied by the Indemnifying Party. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records of the Acquired Party.

         11.9 ARBITRATION. Excluding the right of a party to seek injunctive relief, all claims (pursuant to Federal or state statutes or by common law), controversies, differences or disputes between Clarant or Newco and the Stockholders arising out of or relating to this Agreement or related or referenced exhibits or the alleged breach thereof including, but not limited to, indemnification claims under Sections 11.1 and/or 11.2 shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association at the time of the dispute. After an award is rendered by the arbitrator(s), a judgment may be entered in any court of competent Jurisdiction. The arbitration shall occur in Dallas, Texas to the exclusion of all other locations. The arbitrators cannot add to or subtract from the terms of this Agreement. The parties agree that the arbitrators may include provisions for the payment of costs and expenses, including reasonable attorneys' fees as part of any ruling or award made thereunder. The parties acknowledge that arbitration shall be the sole, final, binding and exclusive remedy of the parties with respect to any such matter for which arbitration is undertaken hereunder. In preparation for the arbitration process described herein, the parties shall be given at least one hundred twenty (120) days for discovery and each party may utilize all methods of discovery authorized by the procedural rules and statutes of the State of Texas for civil litigation and may enforce the right to obtain such discovery in the manner provided by such rules and statutes.

         11.10 EXCLUSIVE REMEDY. Except as provided in Section 11.11(d) or
Section 14.3 of this Agreement, the indemnification provided for in this Article 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party; provided, however, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement or to seek relief for a breach of any employment agreement with, or any security issued by, Clarant.

         11.11 LIMITATION AND EXPIRATION. Notwithstanding the foregoing provisions of this Article 11:

                  (a) with respect to the indemnification obligations of the Stockholders under Section 11.1 --

                           (i) there shall be no liability unless, and solely to
the extent that, the aggregate amount of Losses sustained by the Clarant Indemnified Parties exceeds one percent (1%) of the Merger Consideration (the "Indemnification Threshold") which Indemnification Threshold shall be treated as a deductible; PROVIDED, HOWEVER, that the Indemnification Threshold shall not apply to (w) Losses arising out of breaches of the covenants of the Stockholders set forth in this Agreement to be performed after the Closing Date or the representations and warranties made in Sections 5.3 (capital stock of the Company), 5.17 (employee benefits), 5.24 (taxes), (x) Losses described in
Section 11.1(c), (y) Losses arising out of intentional fraud; or (z) any matters identified on SCHEDULE 11.1(f);

                           (ii) [Reserved]

                  (b) the indemnification obligations of the Stockholders under
Section 11.1, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 11.11(b):

                           (i)      (A)  with respect to claims arising out of
breaches of the representations and warranties made in Sections 5.17 (employee benefits), 5.19 (environment) and 5.24 (taxes), the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof);

                                    (B) with respect to Losses described in
clause (c) of Section 11.1, the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof); or

                                    (C) with respect to all claims other than
those referred to in clause (i)(A) or (B) of this Section 11.11(b), eighteen
(18) months after the Effective Time; or

                           (ii) the final resolution of claims or demands
pending as of the relevant dates described in clause (i) of this
Section 11.11(b);

                  (c) with respect to the indemnification obligations of Clarant under Section 11.2 --

                           (i) there shall be no liability unless, and solely to
the extent that, the aggregate amount of Losses sustained by the Stockholders exceeds the Indemnification Threshold; PROVIDED, HOWEVER, that the Indemnification Threshold shall not apply to Losses arising out of breaches of the covenants of Clarant set forth in this Agreement to be performed after the Closing Date or the representations and warranties made in Section 6.5 (Capital Stock) and 6.15 (Taxes), (y) Losses described in Section 11.2(c), or (z) Losses arising out of intentional fraud; and

                           (ii) the aggregate amount of Clarant's liability
under this Article 11 shall not exceed the Merger Consideration.

         (d)      [Reserved]

         (e) Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of Clarant Common Stock, or a combination thereof. For purposes of calculating the value of the Clarant Common Stock received or delivered by the Stockholder (for purposes of determining the Indemnification Threshold and the amount of any indemnity paid), Clarant Common Stock shall be valued at its fair market value, which shall be the average closing price for Clarant Common Stock on the Nasdaq national market system for the ten trading days ending two business days immediately prior to the date of payment.

         (f) Notwithstanding any other term of this Agreement (except the proviso to this sentence), a Stockholder's liability under this Article 11 shall be limited to the total amount of proceeds received or payable to the Stockholder under this Agreement, which total shall be equal to the sum of (i) the cash paid to the Stockholder (ii) the Contingent Consideration, if any, earned and payable to such Stockholder (iii) the Additional Contingent Consideration, if any, earned and payable to such Stockholder and (iv) the value of the Clarant Common Stock delivered to such Stockholder on the Closing Date at the initial public offering price.

         11.12 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. All representations, warranties and covenants made by the Company, the Stockholders and Clarant in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein), as of the Pre-Closing Date and, if a Closing occurs, as of the Closing Date. The representations and warranties of the Company and the Stockholders will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in Section 11.11(b). The representations and warranties of Clarant will survive the Closing and will remain in effect until, and will expire upon, the Clarant Expiration Date.


12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely: (a) by mutual consent written consent of the boards of directors of Clarant and the Company; (b) by either the Stockholders or the Company (acting through its board of directors), on the one hand, or by Clarant (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1999, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; (c) by the Stockholders or the Company, on the one hand, or by Clarant, on the other hand, after giving written notice to the other party that a breach or default of any representation, warranty, or covenant contained in this Agreement which breach has had or is reasonably foreseeable as having a Material Adverse Effect on the Company or Clarant, as the case may be, has occurred and such breach has not been cured on or before the Closing Date; (d) pursuant to Section 7.11; or (e) by the Company (acting through its members) if, by June 30, 1999,Clarant shall not have filed an initial registration statement with the SEC reflecting an IPO price for Clarant Common Stock of $11.00 per share.

         12.2 LIABILITIES IN EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.      NONCOMPETITION
         13.1 PROHIBITED ACTIVITIES.

                  (a) Except for Charles Harrison and Carolyn Brown, the Stockholders will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, shareholder,
option holder, lender, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business that is engaged in the Business anywhere in the United States or Canada (the "Territory");

                           (ii) call upon any Person who is, at that time,
within the Territory, an employee of Clarant (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Clarant (including the subsidiaries thereof), provided that each Stockholder shall be permitted to call upon and hire any member of his or her immediate family;

                           (iii) call upon any Person which is, at that time, or
which has been, within one (1) year prior to the Closing Date, a customer of Clarant (including the subsidiaries thereof), of the Company or any Subsidiary or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with Clarant within the Territory;

                           (iv) call upon any prospective acquisition candidate,
on any Stockholder's behalf or on behalf of any competitor of Clarant, which candidate, to the actual knowledge of such Stockholder after due inquiry, was called upon by Clarant (including the subsidiaries thereof) or for which, to the actual knowledge of such Stockholder after due inquiry, Clarant (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

                           (v) disclose customers, whether in existence or
proposed, of the Company to any Person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

                  (b) Notwithstanding Section 13.1(a) the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Stockholder, other than Charles Harrison and Carolyn Brown, does not consult with or is not employed by such competitor.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to Clarant as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Clarant for which it would have no other adequate remedy, each Stockholder agrees that, in the event of breach by such Stockholder, the foregoing covenant may be enforced by Clarant by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article 13 impose a reasonable restraint on the Stockholders in light of the activities and business of Clarant (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of Clarant; but it is also the intent of Clarant and the Stockholders that such covenants be construed and enforced in accordance with the changing activities and business of Clarant (including the subsidiaries thereof) throughout the term of this covenant.

         It is further agreed by the parties hereto that, in the event that any Stockholder who has entered into an employment agreement with Clarant and/or any subsidiary thereof as set forth in Sections 8.11 and 9.11 hereto, shall thereafter cease to be employed thereunder, and such Stockholder shall enter into a business or pursue other activities not in competition with Clarant and/or any subsidiary thereof, or similar activities or business in locations the operations of which, under such circumstances, does not violate this Article 13 and in any event such new business, activities or location are not in violation of this Article 13 or such Stockholder's obligations under this
Article 13, such Stockholder shall not be chargeable with a violation of this
Article 13 if Clarant and/or any subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business (ii) course of activities, or (iii) location, as applicable.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Article 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         13.5 INDEPENDENT COVENANT. All of the covenants in this Article 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Clarant (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Clarant of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Article 13, during which the agreements and covenants of each Stockholder made in this Article 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this
Article 13. The covenants contained in Article 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction and that it is supported by adequate consideration.


14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information of the Company, the Other Founding Companies, and/or Clarant, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or Clarant's respective businesses. The Stockholders agree that they will not disclose such confidential information to any Person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Clarant or the Other Founding Companies who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for Clarant or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of any such Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause
(ii), the Stockholders shall give prior written notice thereof to Clarant and provide Clarant with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Article 14, Clarant shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Clarant from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

         14.2 CLARANT AND NEWCO. Clarant and Newco recognize and acknowledge that they had in the past and currently have access to certain confidential information of the Company, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Clarant and Newco agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any Person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the Stockholders and to authorized representatives of the Company, (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 14.2 and (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of Clarant or Newco, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Clarant and Newco shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Clarant or Newco of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining Clarant and Newco from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Closing Date.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. Subject in all cases to compliance with applicable federal and state securities laws, and in no case earlier than twelve
(12) months following the Closing Date, unless Clarant in its sole discretion shall consent otherwise, except pursuant to Article 17 hereof, gratuitous transfers to not-for-profit third parties and transfers to immediate family members, in each case who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the Stockholders or their immediate family members, the trustees of which so agree), none of the Stockholders shall (a) sell, assign, exchange, transfer, Encumber, pledge, distribute, appoint or otherwise dispose of (i) any shares of Clarant Common Stock received by the Stockholders in the Merger or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of Clarant Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction, whether or not with respect to any shares of Clarant Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Clarant Common Stock acquired pursuant to Article 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, the Stockholders may encumber or pledge any of such shares of Clarant Common Stock provided the pledgee or other beneficiary of such encumbrance or pledge agrees to be bound by the provisions of this Section as if a Stockholder and party hereto. The certificates evidencing the Clarant Common Stock delivered to the Stockholders pursuant to
Article 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as Clarant may deem necessary or appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION [(PROVIDED, HOWEVER, THAT SUCH SHARES MAY BE ENCUMBERED OR PLEDGED PROVIDED THE PLEDGEE OR OTHER BENEFICIARY OF SUCH ENCUMBRANCE OR PLEDGE AGREES TO BE BOUND BY THE PROVISIONS OF THESE RESTRICTIONS TO THE SAME EXTENT AS THE HOLDER THEREOF).

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         16.1 NON-REGISTRATION OF CLARANT COMMON STOCK. Each Stockholder acknowledges that the shares of Clarant Common Stock delivered to the Stockholder pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Clarant Common Stock acquired by the Stockholder pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it.

         16.2 COMPLIANCE WITH LAW. Each Stockholder covenants, warrants and represents that none of the shares of Clarant Common Stock issued to the Stockholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. The Clarant Common Stock shall bear the following legend in addition to the legend required under Article 15 of this Agreement:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

         "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY CLARANT, INC., DELIVERY BY THE HOLDER OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO CLARANT, INC. STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         16.3 ECONOMIC RISK; SOPHISTICATION. Each Stockholder represents and warrants that it is able to bear the economic risk of an investment in the Clarant Common Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Clarant Common Stock. Each Stockholder represents and warrants that it has had an adequate opportunity to ask questions and receive answers from the officers of Clarant concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Clarant, the plans for the operations of the business of Clarant, the business, operations and financial condition of the Other Founding Companies, and any plans for additional acquisitions and the like. Each Stockholder acknowledges that it has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction. Each Stockholder represents and warrants that such Stockholder has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and is an "accredited investor" as defined in Regulation D under the 1933 Act.


17. REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing Date, whenever Clarant proposes to register any Clarant Common Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by Clarant, (ii) registrations relating to employee benefit plans and (iii) registrations relating to rights offerings made to the stockholders of Clarant, Clarant shall give each of the Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Stockholders given within thirty (30) days after receipt of such notice, Clarant shall cause to be included in such registration all of the Clarant Common Stock issued to the Stockholders pursuant to this Agreement which any such Stockholder requests, provided that Clarant shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to Clarant or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization. In addition, if Clarant is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by Persons other than Clarant is greater than the number of such shares which can be offered without adversely affecting the offering, Clarant may reduce pro rata the number of shares offered for the accounts of such Persons (based upon the number of shares proposed to be sold by each such Person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by Clarant after the IPO, such reduction shall be made first by reducing the number of shares to be sold by Persons other than Clarant, the Stockholders and the stockholders of the Other Founding Companies (collectively, the Stockholders and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by Clarant. In connection with registrations under Section 17.1, Clarant shall (i) use its commercially reasonable best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the Clarant Common Stock and use its commercially reasonable best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty
(120) days (or such shorter period during which Founding Stockholders shall have sold all Clarant Common Stock which they requested to be registered); (ii) use its commercially reasonable best efforts to register and qualify the Clarant Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the Clarant Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

         17.3 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, Clarant and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of Clarant's size and investment stature, including indemnification provisions.

         17.4 AVAILABILITY OF RULE 144. Clarant shall not be obligated to register shares of Clarant Common Stock held by any Stockholder at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to such Stockholder for such shares.

         17.5 MARKET STANDOFF. In consideration of the granting to the Stockholders of the registration rights under this Article 17, the each of the Stockholders agrees that he or she will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Clarant Common Stock in the ten (10) days prior to the effectiveness of any registration of Clarant Common Stock for sale to the public and for up to ninety
(90) days
following the effectiveness of such registration; provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding Clarant Common Stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the Clarant Common Stock within three years following the IPO, the Stockholders shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' advice.

18.      DEFINITIONS

         Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

         "Accredited Stockholders" shall have the meaning given to such term in
Section 2.1.

         "Acquired Party" means the Company, any Subsidiary and any member of a Relevant Group.

         "Acquisition Companies" means Newco and each of the other Delaware companies wholly-owned by Clarant prior to the Closing Date.

         "Action" has the meaning set forth in Section 5.15.

         "Affiliate Transactions" has the meaning set forth in Section 5.31.

         "Affiliates" has the meaning set forth in Section 5.9.

         "Agreement" means this Agreement and Plan of Organization.

         "Applicable Contract" means any Contract (a) under which the Company or any of its Subsidiaries has or may acquire any rights, (b) under which the Company or any of its Subsidiaries has or may become subject to any obligation or liability, or (c) by which the Company or any of its Subsidiaries or any of the Assets used by it is or may become bound.

         "A/R Aging Reports" has the meaning set forth in Section 5.12

         "Articles of Merger" means those Articles or Certificates of Merger with respect to the Merger substantially in the form[s] attached as EXHIBIT 1.1 hereto or with such changes therein as may be required by applicable state laws.

         "Balance Sheet" means a consolidated balance sheet of the Company and its Subsidiaries.

         "Balance Sheet Date" means  March 31, 1999.

         "Business" has the meaning set forth in the recitals of this Agreement.

         "Charter Documents" has the meaning set forth in Section 5.1.

         "Claim" has the meaning set forth in Section 11.3.

         "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

         "Closing Date" has the meaning set forth in Section 4.2.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Other Benefit Obligation" has the meaning set forth in Section 5.17.

         "Company Plan" has the meaning set forth in Section 5.17.

         "Company Stock" has the meaning set forth in Section 2.1(a).

         "Company VEBA" has the meaning set forth in Section 5.17.

         "Consents" has the meaning set forth in Section 5.4.

         "Contingent Consideration" shall have the meaning given to such term in
Section 3.3.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied).

         "Constituent Corporations" has the meaning set forth in the recitals of this Agreement.

         "Convertible Securities" has the meaning set forth in Section 5.3.

         "Clarant" has the meaning set forth in the first paragraph of this Agreement.

         "Clarant Charter Documents" has the meaning set forth in Section 6.1.

         "Clarant Common Stock" has the meaning set forth in Section 6.5.

         "Clarant Expiration Date" means the date that is one year from the Effective Time.

         "Clarant Indemnified Party" has the meaning set forth in Section
11.1(a).

         "Clarant Plan of Organization" has the meaning set forth in the recitals of this Agreement.

         "Clarant Preferred Stock" has the meaning set forth in Section 6.5.

         "Clarant Stock" has the meaning set forth in Section 6.5.

         "Defense Counsel" has the meaning set forth in Section 11.3.

         "Defense Notice" has the meaning set forth in Section 11.3.

         "Direct Claim" has the meaning set forth in Section 11.5.

         "Effective Time" means the time as of which the Merger becomes effective, which the parties hereto contemplate to occur at the Closing.

         "Encumbrance" means any charge, claim, equity, judgment, lease, liability, lien, mortgage, pledge, restriction, security interest, Tax lien, or encumbrance of any kind.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands) groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental Law" means any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in transportation of hazardous substances or materials, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay a Governmental Authority or private parties, or groups of them, for damages done to the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA Affiliate" has the meaning set forth in Section 5.17.

         "Exhibit" means each Exhibit attached to this Agreement.

         "Financial Statements" has the meaning set forth in Section 5.10(a).

         "Founding Companies" has the meaning set forth in the recitals of this Agreement.

         "Founding Stockholders" has the meaning set forth in Section 17.1.

         "GAAP" means generally accepted accounting principles as in effect on the date hereof.

         "Governmental Authority" means the United States or any state, local, or foreign government, or any subdivision, agency, or authority of any thereof.

         "Governmental Consents" has the meaning set forth in Section 5.4.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 11.3.

         "Indemnifying Party" has the meaning set forth in Section 11.3.

         "Intellectual Property" means all Trademarks, copyrights, and patents and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.

         "Investor Questionnaire" means the form of document attached hereto as
EXHIBIT 5.29(a) and as completed and delivered to Clarant by the Stockholders.

         "IPO" means the initial public offering of Clarant Common Stock pursuant to the Registration Statement.

         "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual listed in EXHIBIT 18 has, or any time had, Knowledge of such fact or other matter.

         "Laws" means, as applicable (a) all applicable statutes, rules, regulations, Orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped, (b) all laws, rules, regulations, writs, injunctions, decrees, and Orders applicable to the Company or to the operation of the Business, and (c) all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property.

         "Leases" has the meaning set forth in Section 5.23(d).

         "Leased Real Property" has the meaning set forth in Section 5.23(d).

         "Legal Requirement" means any federal, state, local, municipal, foreign, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Losses" has the meaning set forth in Section 11.1.

         "Material Adverse Effect" means with respect to any Person that is a party to this Agreement, a material adverse change in (i) the business operations, condition or prospects (financial or otherwise) of such Person, (ii) the ability of such Person to consummate the transactions contemplated by the Agreement, or (iii) the condition or value of the properties and assets of such Person.

         "Material Contract" means any Contract affecting or pertaining to the Business that has a monetary obligation of at least $25,000 per year and that is not cancelable by the Company without penalty upon notice of six (6) months or less.

         "Merger" means the merger of Newco with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of [Delaware] [and other applicable state laws].

         "Merger Consideration" shall have the meaning given to such term in
Section 3.1.

         "Merger Documents" has the meaning set forth in Section 4.1.

         "Mr. Marmol" means Guillermo G. Marmol, the Chief Executive Officer of Clarant.

         "Multi-Employer Plan" has the meaning set forth in Section 5.17.

         "Newco" has the meaning set forth in the first paragraph of this Agreement.

         "Newco Stock" has the meaning set forth in Section 1.4(c).

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Non-accredited Stockholders" shall have the meaning given to such term in Section 2.1.

         "Options" has the meaning set forth in Section 5.3.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by an arbitrator.

        "Ordinary Course of Business" means an action taken by a Person only if:

                  a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; or

                  (b) such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Other Agreements" has the meaning set forth in the recitals of this Agreement.

         "Other Benefit Obligations" has the meaning set forth in Section 5.17.

         "Other Founding Companies" has the meaning set forth in the recitals of this Agreement.

         "Pension Plan" has the meaning set forth in Section 5.17

         "Permits" has the meaning set forth in Section 5.16(b).

         "Person" means any individual, corporation (including non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "Plan" has the meaning set forth in Section 5.17.

         "Plan Sponsor" has the meaning set forth in Section 5.17

         "Plans" has the meaning set forth in Section 5.17.

         "Pre-Closing" has the meaning set forth in Section 4.1.

         "Pre-Closing Date" has the meaning set forth in Section 4.1.

         "Pre-Closing Period" means any Taxable Period or portion thereof ending on or before the Closing Date.

         "Pricing" means the date of determination by Clarant and the Underwriters of the public offering price of the shares of Clarant Common Stock in the IPO.

         "Proceeding" means any action, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

         "Qualified Plan" has the meaning set forth in Section 5.17.

         "Qualified Plans" has the meaning set forth in Section 5.17.

         "Real Property" has the meaning set forth in Section 5.23(a).

         "Registration Statement" means that certain registration statement of Clarant on Form S-1 covering the shares of Clarant Common Stock to be issued in the IPO and attached hereto as SCHEDULE 18.1.

         "Reimbursement" has the meaning set forth in Section 11.7.

         "Relevant Group" has the meaning set forth in Section 5.24.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

         "Schedule" means each Schedule attached hereto and identified as a Schedule, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "Securities Agreements" shall have the meaning given to such term in
Section 5.3.

         "SEC" means the United States Securities and Exchange Commission.

         "Significant Customer" has the meaning set forth in Section 5.22(a).

         "State Corporation Law" has the meaning set forth in Section 1.2.

         "Statutory Liens" has the meaning set forth in Section 7.3(e).

         "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

         "Stockholder Notes" has the meaning set forth in Section 3.3.

         "Straddle Period" has the meaning set forth in Section 10.2(a).

         "Subsidiary" means Resource Solutions International, LLC and any entity the majority of voting shares or interests of which are owned by the Company and/or by one or more Subsidiaries of the Company.

         "Surviving Corporation" shall mean the Company as the surviving party in the Merger.

         "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, transfer, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Proceeding" means any audit, examination, claim or other administrative or judicial proceeding relating to Taxes or Returns.

         "Taxable Period" means any taxable year or other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         "Third Party Claim" has the meaning set forth in Section 11.3.

         "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Title IV Plans"  has the meaning set forth in Section 5.17.

         "Trademarks" has the meaning set forth in Section 5.14.

         "Underwriters" means the underwriters of the IPO, as identified in the Registration Statement.

         "Underwriting Agreement" means the Underwriting Agreement by and among the Underwriters and the Company in respect of the IPO.

         "VEBA"  has the meaning set forth in Section 5.17.

         "Welfare Plan"  has the meaning set forth in Section 5.17.

         "Year 2000 Compliant" has the meaning set forth in Section 5.27.

19.       GENERAL

         19.1 COOPERATION. The Company, the Subsidiary, the Stockholders, Clarant and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with Clarant on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         19.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Clarant, and the heirs and legal representatives of the Stockholders.

         19.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, Exhibits attached hereto which are incorporated by this reference) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and Clarant and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company, the Subsidiary, Newco and Clarant, acting through their respective officers or trustees, or members, as the case may be, duly authorized by their respective boards of directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company and the Stockholders shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

         19.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         19.5     EXPENSES.

                  (a) Whether or not the transactions herein contemplated shall be consummated, Clarant will pay the fees, expenses and disbursements of Clarant and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by Clarant under this Agreement, including the fees and expenses of Clarant's public auditors, Wilmer Cutler & Pickering, and any other Person retained by Clarant, and the costs of preparing the Registration Statement.

                  (b) If the transactions herein contemplated shall not be consummated, the Company shall pay the fees, expenses and disbursements of the Stockholders, the Company, the Subsidiary and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the Company and the Stockholders under this Agreement, including the reasonable fees and expenses of legal counsel to the Company, the Subsidiary and the Stockholders.

                  (c) If the transaction herein contemplated is consummated, Clarant will pay the fees, expenses, and disbursements of the Stockholders and the Company and their respective agents, representatives, accountants and counsel as described in (b), above.

                  (d) Each Stockholder acknowledges that he, and not the Company, the Subsidiary or Clarant, will pay all Taxes including, but not limited to, income and transfer taxes due upon receipt of the consideration payable pursuant to Article 2 hereof, and will assume all Tax or as a result of risks and liabilities of such Stockholder in connection with the transactions contemplated hereby.

         19.6 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or on the second business day, if delivered by a reputable overnight carrier, or on the date of the return receipt acknowledgment after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or on the date such transmission is made and confirmation of receipt obtained if a business day, or if not, then on the next following business day, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, addressed as follows:

                  (a) If to Clarant, or Newco, addressed to them at:

                      2665 Villa Creek Drive
                      Suite 200
                      Dallas, Texas 75234
                      Attention: Guillermo G. Marmol
                      Facsimile: (972) 488-7299

                  with copies to:

                      Wilmer, Cutler & Pickering
                      2445 M Street, N.W.
                      Washington, D.C. 20037
                      Attention: George P. Stamas, Esq.
                      Facsimile: (202) 663-6363

                  (b) If to the Stockholders, addressed to them at their addresses set forth on EXHIBIT 19.6, with copies to such counsel as is set forth with respect to each Stockholder on such EXHIBIT 19.6;

                  (c) If to the Company or the Subsidiary, addressed to it at:

                      607 Herndon Parkway
                      Herndon, Virginia 20170
                      Attn: Mr. Bruce D. Grant

                      Facsimile: (703) 742-0106

                      and marked "Personal and Confidential"



                      with a copy to:

                      Stauffer, Mannix, Rommel, Decker & Dulany, L.L.C.
                      Suite 100
                      8300 Greensboro Drive
                      McLean, Virginia 22102-3604
                      Attn:  William L. Stauffer, Jr.
                      Facsimile: (703) 827-0545


or to such other address or counsel as any party hereto shall specify pursuant to this Section 19.6 from time to time.

         19.7 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to conflicts of laws principles.

         19.8 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         19.9 TIME. Time is of the essence with respect to this Agreement.

         19.10 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


         19.11 STOCKHOLDERS' REPRESENTATIVE.

                  (a) Each Stockholder, by signing this Agreement, designates Bruce D. Grant or, in the event that Bruce D. Grant is unable or unwilling to serve, now or in the future, Charles Harrison, to be the Stockholders' Representative for purposes of this Agreement. The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

                  (b) Clarant and Newco shall be entitled to rely upon any communication or writings given or executed by the Stockholders' Representative. All notices to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any notice so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept notice on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of either Stockholder, by operation of law, whether by the death or other event.

         19.12 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         19.13 SURVIVAL. The representations and warranties set forth in this Agreement shall survive the Closing and expire in accordance with Section 11.11. The covenants of the parties to be performed offer the Closing shall survive the Closing and expire in accordance with their respective terms.

         19.14 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with U.S. GAAP consistently applied.



                      [this space left intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLARANT, INC.,                                    RSI I ACQUISITION CORP.,
a Delaware corporation                            a Texas corporation


By:    /s/ Guillermo G. Marmol                    By:    /s/ Guillermo G. Marmol
Name:  Guillermo G. Marmol                        Name:  Guillermo G. Marmol
Title: President                                  Title: President


RSI GROUP, INC.,                                  RESOURCE SOLUTIONS
a Texas corporation                               INTERNATIONAL, LLC


By:    /s/ Charles Harrison                       By:    /s/ Charles Harrison
Name:  Charles Harrison                           Name:  Charles Harrison
Title: President and CEO                          Title: Manager


STOCKHOLDERS:



/s/ Charles Harrison                              /s/ Carolyn Brown
Charles Harrison                                  Carolyn Brown


/s/ Bruce D. Grant
Bruce D. Grant

                                 EXHIBIT 2.1(a)

                                  CONSIDERATION


(a) At Closing, Clarant will deliver Merger Consideration to the Members and holders of vested Options and Convertible Securities equal to:

         (i) if the IPO price per share of Clarant Common Stock is equal to or greater than $11.00,

                  (A) One Million Ninety-Four Thousand Five Hundred Forty-Five (1,094,545) shares of Clarant Common Stock (the "Stock Consideration") plus

                  (B) Four Hundred Sixty-Nine Thousand Ninety-One and 71/100 U.S. Dollars ($469,091.71) times the IPO price per share of Clarant Common Stock; provided that, for purposes of this calculation, the IPO price per share of Clarant Common Stock shall not be less than $11.00 provided that in no event shall the amount of cash delivered to the Stockholders be less than Five Million One Hundred Sixty Thousand Eight and 81/100 U.S. Dollars ($5,160,008.81) (the "Cash Consideration"); or

         (ii) if the IPO price per share of Clarant Common Stock is less than $11.00:

                  (A) the Stock Consideration plus a sufficient number of additional shares of Clarant Common Stock (the "Additional Shares") such that the aggregate value of the Stock Consideration plus the Additional Shares plus the mimimum Cash Consideration under (a)(i)(B) above shall be Seventeen Million Two Hundred Thousand and 00/100 U.S. Dollars ($17,200,000.00)

(b) At Closing, the Merger Consideration shall be distributed among the Stockholders so that Bruce D. Grant receives twenty percent (20%) of the Merger Consideration and Charles Harrison and Carolyn Brown receive their pro rata allocation of the remaining eighty percent (80%) of the Merger Consideration, such distribution to be made to each of the Stockholders in the ratio of seventy percent (70%) Clarant Common Stock and thirty percent (30%) cash.

(c) The minimum IPO price per share of Clarant Common Stock is $9.90.

                                   EXHIBIT 3.3

         (a) Contingent Consideration will be paid to the Stockholder(s) contingent on the financial performance of the Company and Clarant during the periods July 1, 1999 through December 31, 1999, and January 1, 2000 through June 30, 2000 (each such period a "Measurement Period"). The following tables set forth the projections and formulas for determining the Contingent Consideration payable to the Stockholder(s):


              PROJECTIONS FOR DETERMINING CONTINGENT CONSIDERATION


                         PROJECTED                PROJECTED                    PROJECTED                PROJECTED
MEASUREMENT              COMPANY                  COMPANY PRE-TAX              COMBINED                 COMBINED
PERIOD                   REVENUES                 INCOME                       REVENUES                 PRE-TAX INCOME
------                   --------                 ------                       --------                 --------------

Jul. 1, 1999 -                 $8,664,000              $1,049,000                  n/a                    n/a
Dec. 31, 1999

Jan. 1, 2000 -                     n/a                     n/a                 $75,216,000            $13,810,000
Jun. 30, 2000


                FORMULAS FOR DETERMINING CONTINGENT CONSIDERATION


                                                                                               MAXIMUM
                                  PRE-TAX                                                      POOL FOR            CAP ON
MEASUREMENT          REVENUE      INCOME        POOL       FORMULA FOR CALCULATING             CONTINGENT          CONTINGENT
PERIOD               MULTIPLE     MULTIPLE      SHARE      CONTINGENT CONSIDERATION            CONSIDERATION       CONSIDERATION
------               --------     --------      -----      ------------------------            -------------       -------------

Jul. 1, 1999 -            3            15        n/a     [50% (Revenue Multiple) x              $78,700,000          $4,300,000
Dec. 31, 1999                                            (Actual Company Revenues -
                                                         Projected Company Revenues)]

                                                                          +

                                                         [50% (Pre-Tax Income Multiple)
                                                         x (Actual Pre-Tax Income -
                                                         Projected Pre-Tax Income)]

Jan. 1, 2000 -            3            15       5.46%    [(Pool Share) x 50% (Revenue           $78,700,000          $4,300,000
Jun. 30, 2000                                            Multiple) x (Actual Combined
                                                         Revenues - Projected
                                                         Combined Revenues)]

                                                                          +

                                                         [(Pool Share) x 50% (Pre-Tax
                                                         Income Multiple) x (Actual
                                                         Combined Pretax Income -
                                                         Projected Combined Pretax
                                                         Income)]

         (b) For purposes of determining the amount of Contingent Consideration payable to the Stockholder(s):

                  (i) Pre-Tax Income shall mean net revenues less direct costs less indirect costs and expenses, but including all taxes other than Federal and state income taxes, provided, that, Pre-Tax Income expressly excludes amortization of acquisition goodwill incident to the transactions contemplated by the Agreement;

                  (ii) Combined Revenues shall mean the total revenues of the Founding Companies only, without giving effect to acquisitions by Clarant or any Founding Company after the Closing Date, unless otherwise agreed to in writing by Clarant;

                  (iii) Combined Pre-Tax Income shall mean the total Pre-Tax Income of the Founding Companies only, without giving effect to acquisitions by Clarant or any Founding Company after the Closing Date, unless otherwise agreed to in writing by Clarant; and

                  (iv) except as otherwise expressly provided herein, all accounting terms shall be interpreted in accordance with U.S. GAAP, based upon consistent use of accounting principles and policies, revenue recognition methods and reserve methodologies for the Measurement Period and the relevant audited financial statements.

         (c) The Contingent Consideration payable for a Measurement Period shall be made in cash and shares of Clarant Common Stock, with the amount paid in cash to be determined by Clarant in its sole and absolute discretion, PROVIDED, THAT, such amount represents no less than twenty-five percent (25%), nor more than fifty percent (50%), of the total amount of the Contingent Consideration for the Measurement Period. For these purposes, each share of Clarant Common Stock will be valued at the trailing 30-day average closing price, ending on the day before the date of issuance.

         (d) Within forty-five (45) days following the end of each Measurement Period, Clarant shall cause Arthur Andersen to review Clarant's and each Founding Company's books and records to determine, as applicable, the Company's actual revenues ("Actual Company Revenues") and actual Pre-Tax Income ("Actual Company Pre-Tax Income"), and the actual Combined Revenues ("Actual Combined Revenues") and actual Combined Pre-Tax Income ("Actual Combined Pre-Tax Income"), for the Measurement Period. Within sixty (60) days following the end of each Measurement Period, Clarant shall deliver a written notice (a "Contingent Consideration Notice") to the Stockholder's Representative setting forth (i) the determination made by Arthur Andersen of the Actual Company Revenues, Actual Company Pre-Tax Income, Actual Combined Revenues and Actual Combined Pre-Tax Income, if applicable, (ii) the total amount of the Contingent Consideration payable to the Stockholder(s) for the Measurement Period and (iii) the amount of cash and shares of Clarant Common Stock that will be paid to the Stockholder(s) as Contingent Consideration for the Measurement Period. As soon as practicable after delivering the Contingent Consideration Notice, Clarant shall issue the shares of Clarant Common Stock to be paid as Contingent Consideration and deliver such shares, along with the cash to be paid as Contingent Consideration, to [Clarant's Bank] to hold in escrow until final resolution of any disputes regarding the Contingent Consideration.

         (e) The Stockholders' Representative shall have fifteen (15) days from the receipt of the Contingent Consideration Notice to notify Clarant if there is a dispute about such Contingent Consideration Notice. If Clarant has not received notice of such a dispute within such 15-day period, Clarant shall direct [Clarant's Bank] to pay the cash portion of the Contingent Consideration by wire transfer of immediately available funds to the Stockholder(s) at the account(s) identified on SCHEDULE 19.6 and deliver the shares of Clarant Common Stock to the Stockholder(s) at the address(es) set forth on SCHEDULE 19.6. If, however, the Stockholders' Representative has delivered notice of such a dispute to Clarant within such 15-day period, then Clarant's chief financial officer and the Stockholders' Representative shall meet (by conference telephone call or in person at a mutually agreeable site) within one week after notice of a disagreement is given as provided herein. Clarant's chief financial officer and the Stockholders' Representative shall attempt to make a final determination of the Contingent Consideration payable for the Measurement Period. If Clarant's chief financial officer and the Stockholders' Representative do not reach agreement within a reasonable time, either or both of them shall give notice of an impasse, in which case they shall mutually agree on an independent accounting firm to review the Contingent Consideration Notice (and related information) to determine the amount of the Contingent Consideration. In the event that Clarant's chief financial officer and the Stockholders' Representative cannot agree on an independent accounting firm, Arthur Andersen shall select such independent accounting firm. The determination of such independent accounting firm shall be final and binding on the parties hereto and promptly upon such determination Clarant shall direct [Clarant's Bank] to deliver the Contingent Consideration to the Stockholder(s). The costs of the independent accounting firm shall be borne by the party whose determination of the Contingent Consideration was furthest from the determination of the independent accounting firm, or equally by the parties in the event that the determination by the independent accounting firm is equidistant between the Contingent Consideration as calculated by Clarant and the Stockholders' Representative.

         (f) Any adjustments to the Contingent Consideration required to be made as a result of the process described in paragraph (e) shall be made in either cash or Clarant Common Stock, notwithstanding any other limitations contained herein to the contrary.

         (g) The amounts payable as Contingent Consideration shall be deemed to include interest, if any, that would be imputed under the Code. No additional payments shall be made to the Stockholder(s) for such imputed interest.

         (h) The right to receive the Contingent Consideration shall not be assignable by the Stockholder(s).

         (i) The parties acknowledge that Clarant intends to integrate the businesses of the Founding Companies and implement policies applicable to Clarant and its subsidiaries as a whole after the Closing Date. In integrating the Founding Companies and implementing such policies, Clarant shall not take any action intended to prejudice the Stockholders' rights with respect to the Contingent Consideration. In the event that Clarant merges, consolidates, reorganizes, restructures or disposes of a material portion of the assets of, or takes any similar action with respect to, any one or more of the Founding Companies, Clarant shall maintain sufficient records and recordkeeping procedures as is commercially practicable and reasonably necessary to calculate the amount of Contingent Consideration payable to the Stockholder in accordance with the Agreement and the terms set forth in this EXHIBIT 3.3.

         (j) For purposes of calculating the Contingent Consideration during the first Measurement Period, the Company's Actual Pre-tax Income shall be increased by ten percent (10%) of any revenues of any one of the Other Founding Companies from any Referred Work. The term "Referred Work" means work relating to a project obtained from a client by the Company that the Company requests Clarant to assign to one of the Other Founding Companies and which assignment request is approved by Mr. Marmol (or an officer of Clarant designated by Mr. Marmol) according to procedures established by Clarant.